Exhibit 4.3

SENIOR NOTES INDENTURE

Dated as of August 5, 2013

Among

WOODSIDE HOMES COMPANY, LLC

WOODSIDE HOMES FINANCE INC.

THE GUARANTORS FROM TIME TO TIME PARTY HERETO

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee

6.750% SENIOR NOTES DUE 2021

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		Page

Section 12.14	Table of Contents, Headings, etc.	95
Section 12.15	Facsimile and PDF Delivery of Signature Pages	95
Section 12.16	U.S.A. PATRIOT Act	96
Section 12.17	Payments Due on Non-Business Days	96

Appendix A	Provisions Relating to Initial Notes, Additional Notes and Exchange Notes

Exhibit A	Form of Note
Exhibit B	Form of Institutional Accredited Investor Transferee Letter of Representation
Exhibit C	Form of Supplemental Indenture to Be Delivered by Subsequent Guarantors

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INDENTURE, dated as of August 5, 2013 among Woodside Homes Company, LLC, a Delaware limited liability company (the “Company”), Woodside Homes Finance Inc., a Delaware corporation (“Corporate Issuer”), the Guarantors listed on the signature pages hereto, and the other Guarantors from time to time party hereto and Wells Fargo Bank, National Association, as Trustee.

W I T N E S S E T H

WHEREAS, the Issuers have duly authorized the creation of and issue of $220,000,000 aggregate principal amount of 6.750% Senior Notes due 2021; and

WHEREAS, the Issuers and each of the Guarantors hereto have duly authorized the execution and delivery of this Indenture;

NOW, THEREFORE, the Issuers, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01                             Definitions.

“Acquired Indebtedness” means, with respect to any specified Person, (1) Indebtedness of such Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary, (2) Indebtedness assumed in connection with the acquisition of an asset or assets from such specified Person, or (3) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person, in each case whether or not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such merger or acquisition. Acquired Indebtedness shall be deemed to have been incurred, with respect to clause (1) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clauses (2) and (3) of the preceding sentence, on the date of consummation of such acquisition of assets.

“Additional Assets” means any property or assets (other than Indebtedness and Equity Interests) to be used by the Company or any of its Restricted Subsidiaries in a Permitted Business.

“Additional Notes” means additional 6.750% Senior Notes due 2021 (for clarity, other than the Initial Notes) issued from time to time under this Indenture in accordance with Section 2.01 and Section 4.09.

“Affiliate” of any Person means any other Person which directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the referent Person. For purposes of Sections Section 4.08, 4.14 and 4.16, Affiliates shall be deemed to include, with respect to any Person, any other Person (1) which beneficially owns or holds, directly or indirectly, 10% or more of any class of the Voting Stock of the referent Person, (2) of which 10% or more of the Voting Stock is beneficially owned or held, directly or indirectly, by the referent Person or (3) with respect to an individual, any immediate family member of such Person. For purposes of this definition, “control” of a Person shall mean possession of the power, directly or indirectly, to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means any Registrar or Paying Agent.

“Applicable Premium” means with respect to a Note at any redemption date, the greater of (1) 1.00% of the principal amount of such Note and (2) the excess of (A) the present value at such redemption date of (i) the redemption price of such Note on December 15, 2016 (such redemption price being described in Section 3.07(a) exclusive of any accrued interest) plus (ii) all required remaining scheduled interest payments due on such Note through December 15, 2016 (but excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 0.50%, over (B) the principal amount of such Note on such redemption date.

“Asset Acquisition” means

(1)                                 an Investment by the Company or any Restricted Subsidiary in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary or shall be merged with or into the Company or any Restricted Subsidiary, or

(2)                                 the acquisition by the Company or any Restricted Subsidiary of all or substantially all of the assets of any other Person or any division or line of business of any other Person.

“Asset Sale” means any direct or indirect sale, issuance, conveyance, transfer, lease (other than an operating lease entered into in the ordinary course of business), assignment or other disposition by the Company or any Restricted Subsidiary to any Person other than the Company or any Restricted Subsidiary (including by means of a Sale and Leaseback Transaction or a merger or consolidation) (collectively, for purposes of this definition, a “transfer”), in one transaction or a series of related transactions, of any assets (including Equity Interests) of the Company or any of its Subsidiaries (including any such disposition by means of a merger, consolidation or similar transaction). For purposes of this definition, the term “Asset Sale” shall not include:

(1)                                 transfers of cash or Cash Equivalents in the ordinary course of business;

(2)                                 transfers of assets (including Equity Interests) that are governed by, and made in accordance with Section 5.01;

(3)                                 for purposes of Section 4.16 only, the making of a Permitted Investment (other than a Permitted Investment to the extent such transaction results in the receipt of cash or Cash Equivalents by the Company or its Restricted Subsidiaries) and Restricted Payments permitted under Section 4.08;

(4)                                 the creation or realization of any Permitted Lien;

(5)                                 transfers of homes, land, lots, amenities or other improvements or any products, services or accounts receivable, in the ordinary course of business;

(6)                                 any exchange or swap of assets (including land swaps) of the Company or any of its Restricted Subsidiaries in the ordinary course of business for assets (including Equity Interests of any Person that is or will be a Restricted Subsidiary of the Company following receipt thereof) that (x) are to be used by the Company or any of its Restricted Subsidiaries in a Permitted Business and (y) have a Fair Market Value substantially equivalent to the Fair Market Value of the assets exchanged or swapped;

(7)                                 any transfer or series of related transfers that, but for this clause, would be Asset Sales, if after giving effect to such transfers, the aggregate Fair Market Value of the assets transferred in such transaction or any such series of related transactions does not exceed $5.0 million;

(8)                                 dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(9)                                 the disposition of assets or property that are obsolete or that are no longer useful in the conduct of the business of the Company and/or any Restricted Subsidiaries (including the abandonment or other disposition of intellectual property that is, in the reasonable judgment of the Company, no longer economically practicable to maintain or useful in the conduct of the business of the Company and its Restricted Subsidiaries taken as whole);

(10)                          an issuance of Equity Interests by a Restricted Subsidiary to the Company or to a Wholly-Owned Restricted Subsidiary;

(11)                          licenses and sublicenses by the Company or any of its Restricted Subsidiaries of software or intellectual property in the ordinary course of business;

(12)                          any conveyance of an interest in real property in the ordinary course of business and pursuant to arrangements customary in the homebuilding industry (other than pursuant to an incurrence of Indebtedness for borrowed money) to (i) any homeowners association or similar agency; (ii) any government or quasi-government agency; (iii) any utility company; or (iv) such entities or persons as are necessary to satisfy any condition of the entitlements for a project (including, without limitation, mapping, platting, development agreements, conditions of approval and conditional use permits);

(13)                          the sale, transfer or other disposition of the Scotland Heights Note; and

(14)                          the sale or other disposition of Equity Interests of an Unrestricted Subsidiary.

“Attributable Indebtedness” when used with respect to any Sale and Leaseback Transaction, means, as at the time of determination, the present value (discounted at a rate equivalent to the Company’s then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of any lease included in any such Sale and Leaseback Transaction provided, however, that if such Sale and Leaseback Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligations.”

“Bankruptcy Law” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors (or a duly authorized committee thereof) of such Person, (ii) in the case of any limited liability company, the managing member or members or any controlling committee of managing members thereof or board of directors (or a duly authorized committee thereof) of such Person, as the case may be, (iii) in the case of any partnership, the board of directors (or a duly authorized committee thereof) of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

“Capitalized Lease” means an obligation required to be capitalized and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date that such lease may be terminated without penalty.  For the avoidance of doubt, any lease that is not a Capitalized Lease under GAAP as in effect as of the Issue Date shall not be treated as a Capitalized Lease for purposes of this Indenture even if such lease would be required to be classified and accounted for as a capitalized lease under GAAP as in effect at any time after the Issue Date, whether such lease was entered into before or after the Issue Date.

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a Capitalized Lease, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP at the time any determination thereof is to be made.

“Cash Equivalents” means:

(1)                                 United States dollars;

(2)                                 marketable obligations with a maturity of one year or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof);

(3)                                 demand and time deposits and certificates of deposit or acceptances with a maturity of one year or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $250 million and the long-term debt of which is rated at the time of acquisition thereof at least “A” or the equivalent thereof by Standard & Poor’s Ratings Group, Inc., or Moody’s Investors Service, Inc., or carrying an equivalent rating by a nationally recognized Rating Agency, if both of the two named Rating Agencies cease publishing ratings of investments;

(4)                                 commercial paper maturing no more than 180 days from the date of acquisition that is rated at least A-2 by Standard & Poor’s Ratings Group, Inc., or at least P-2 by Moody’s Investors Service, Inc., or carrying an equivalent rating by a nationally recognized Rating Agency, if both of the two named Rating Agencies cease publishing ratings of investments;

(5)                                 repurchase obligations with a term of not more than ten days for underlying securities of the types described in clauses (2) and (3) above entered into with any commercial bank meeting the specifications of clause (3) above; and

(6)                                 investments in any money market or other mutual fund which invests 95% or more of its assets in instruments of the types described in clauses (2) through (5) above.

“Change of Control” means the occurrence of any of the following events (each a “Change of Control”):

(1)                                 any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, in a single transaction or series of related transactions, by way of merger, consolidation or other business combination or purchase of “beneficial ownership” (as defined above) of more than 50% of the total voting power of the Voting Stock of the Company or any direct or indirect parent entities (or their successors by merger, consolidation or purchase of all or substantially all their assets) as a result of which such person or group becomes the direct or indirect “beneficial owner” of more than 50% of the total voting power of the Voting Stock of the Company;

(2)                                 the members of the Company adopt a plan or proposal for liquidation or dissolution of the Company; or

(3)                                 the sale, assignment, conveyance, transfer, lease or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than a Permitted Holder.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” means the party named as such in the first paragraph of this Indenture or any successor obligor to its obligations under this Indenture and the Notes pursuant to Article 5.

“Consolidated Amortization Expense” for any period means the amortization expense of the Company and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Cash Flow Available for Fixed Charges” for any period means, without duplication, the sum of the amounts for such period of

(1)                                 Consolidated Net Income, plus

(2)                                 in each case only to the extent (and in the same proportion) deducted in determining Consolidated Net Income and with respect to the portion of Consolidated Net Income attributable to any Restricted Subsidiary only if a corresponding amount would be permitted at the date of determination to be distributed to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter or similar organizational document and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders, partners or members, as the case may be,

(a)                                 Consolidated Income Tax Expense,

(b)                                 Consolidated Amortization Expense (but only to the extent not included in Consolidated Interest Expense),

(c)                                  Consolidated Depreciation Expense,

(d)                                 Consolidated Interest Expense, and

(e)                                  all other non-cash items reducing the Consolidated Net Income (excluding any non-cash charge to the extent it represents or results in an accrual of a reserve for cash charges in any future period or amortization of a prepaid cash expense that was capitalized at the time of payment) for such period, in each case determined on a consolidated basis in accordance with GAAP, minus

(3)                                 the aggregate amount of all non-cash items, determined on a consolidated basis, to the extent such items increased Consolidated Net Income for such period and if Consolidated Income Tax Expense is a benefit, the amount of such benefit.

“Consolidated Depreciation Expense” for any period means the depreciation expense of the Company and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Fixed Charge Coverage Ratio” means the ratio of Consolidated Cash Flow Available for Fixed Charges during the most recent four consecutive full fiscal quarters for which internal financial statements are available (the “Four-Quarter Period”) ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the “Transaction Date”) to Consolidated Interest Incurred for the Four-Quarter Period. For purposes of this definition, Consolidated Cash Flow Available for Fixed Charges and Consolidated Interest Incurred shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1)                                 the incurrence of any Indebtedness, the inclusion of any Indebtedness on the balance sheet or the issuance of any preferred stock, in each case of the Company or any Restricted Subsidiary (and the application of the proceeds thereof) and any repayment, repurchase, defeasance or other discharge or the assumption by another Person that is not an Affiliate that is controlled by the Company or any Restricted Subsidiary (collectively, “repayment”) of other Indebtedness or redemption of other preferred stock (other than the incurrence or repayment of Indebtedness pursuant to any revolving Credit Facility unless such Indebtedness has been permanently repaid and the related commitments terminated and not replaced) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence, repayment, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period;

(2)                                 any asset sale or disposition or Asset Acquisition (including any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring Acquired Indebtedness and also including any Consolidated Cash Flow Available for Fixed Charges (including any pro forma expense and cost reductions calculated on a basis consistent with GAAP and Regulation S-X under the Securities Act) associated with any such Asset Acquisition) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such asset sale or disposition or Asset Acquisition or other disposition (including the incurrence of, or assumption or liability for, any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four-Quarter Period; and

(3)                                 the Consolidated Cash Flow Available for Fixed Charges and the Consolidated Interest Expense attributable to discontinued operations, as determined in accordance with GAAP shall be excluded but only to the extent that the obligations giving rise to the Consolidated Interest Expense will not be obligations of such Person or any of its Restricted Subsidiaries following the transaction date.

If the Company or any Restricted Subsidiary directly or indirectly guarantees Indebtedness of a third Person (other than a Restricted Subsidiary, in the case of the Company, or the Company or another

Restricted Subsidiary, in the case of a Restricted Subsidiary), the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if the Company or such Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

If since the beginning of the Four-Quarter Period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) will have incurred any Indebtedness or discharged any Indebtedness or made any asset sale or disposition or any Asset Acquisition that would have required an adjustment pursuant to clause (1) or (2) above if made by the Company or a Restricted Subsidiary during such period, Consolidated Cash Flow Available for Fixed Charges and Consolidated Interest Incurred for such period will be calculated after giving pro forma effect thereto as if such transaction occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company.

In calculating Consolidated Interest Incurred for purposes of determining the denominator (but not the numerator) of this Consolidated Fixed Charge Coverage Ratio:

(1)                                 interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on this Indebtedness in effect on the Transaction Date;

(2)                                 if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four-Quarter Period; and

(3)                                 notwithstanding clause (1) or (2) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements with a term of at least one year after the Transaction Date relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of these agreements.

In making any pro forma calculation, the amount of Indebtedness under any revolving Credit Facility outstanding on the date of determination (other than any Indebtedness incurred under such facility in connection with the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio) will be deemed to be:

(i)                                     the average daily balance of such Indebtedness during such Four-Quarter Period or such shorter period for which such facility was outstanding; or

(ii)                                  if such facility was created after the end of such Four-Quarter Period, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such determination.

“Consolidated Income Tax Expense” for any period means the provision for taxes of the Company and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Consolidated Intangible Assets” means all goodwill, patents, trademarks, service marks, trade names, copyrights, and all other items which would be treated as intangibles on the consolidated balance sheet of the Company and its Restricted Subsidiaries prepared in accordance with GAAP.

“Consolidated Interest Expense” for any period means the sum, without duplication, of the total interest expense of the Company and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and including, without duplication,

(1)                                 interest expense attributable to Capitalized Lease Obligations and the interest portion of rent expense associated with Attributable Indebtedness in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP, and the interest component of any deferred payment obligations,

(2)                                 commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations, bankers’ acceptance financing and receivables financings,

(3)                                 the net costs associated with Hedging Obligations (including amortization of fees),

(4)                                 amortization of debt issuance costs, debt discount (including the amortization of original issue discount resulting from the issuance of Indebtedness at less than par) or premium and other financing fees and expenses; provided, however, that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense,

(5)                                 the interest portion of any deferred payment obligations,

(6)                                 all other non-cash interest expense; provided, however, that any non-cash interest expense or income attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instrument pursuant to GAAP shall be excluded from the calculation of Consolidated Interest Expense,

(7)                                 the product of (a) all dividend payments on any series of Disqualified Equity Interests of the Company or any preferred stock of any Restricted Subsidiary (other than any such Disqualified Equity Interests or any preferred stock held by the Company or a Wholly-Owned Restricted Subsidiary), multiplied by (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Company and the Restricted Subsidiaries, expressed as a decimal,

(8)                                 all interest payable with respect to discontinued operations,

(9)                                 all interest on any Indebtedness of any other Person (other than a Restricted Subsidiary, in the case of the Company, or the Company or another Restricted Subsidiary, in the case of a Restricted Subsidiary) guaranteed by the Company or any Restricted Subsidiary or secured by a Lien on assets of the Company or one of its Restricted Subsidiaries (other than Liens on Equity Interests in any such other Person to the extent that such Liens secure Indebtedness of such other Person owing to lenders who have also been granted Liens on assets of such other Person to secure such Indebtedness), and

(10)                          the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person

(other than the Company and its Restricted Subsidiaries) in connection with Indebtedness incurred by such plan or trust.

“Consolidated Interest Incurred” for any period means the sum, without duplication, of (1) Consolidated Interest Expense and (2) interest capitalized for such period (including interest capitalized with respect to discontinued operations).

“Consolidated Net Income” for any period means the net income (or loss) of the Company and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

(1)                                 the net income (or loss) of any Person (other than a Restricted Subsidiary) in which any Person other than the Company or any of its Restricted Subsidiaries has an ownership interest, except to the extent that cash in an amount equal to any such income has actually been received by the Company or any of its Restricted Subsidiaries during such period;

(2)                                 solely for the purpose of determining the amount available for Restricted Payments under Section 4.08(a)(3)(A), the net income of any Restricted Subsidiary of such Person during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary during such period, except that the Company’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining Consolidated Net Income;

(3)                                 for the purposes of calculating the Restricted Payments Basket only, in the case of a successor to the Company by consolidation, merger or transfer of its assets, any income (or loss) of the successor prior to such merger, consolidation or transfer of assets;

(4)                                 except to the extent includible in the consolidated net income of the Company pursuant to the foregoing clause (1), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any Restricted Subsidiary or (b) the assets of such Person are acquired by the Company or any Restricted Subsidiary;

(5)                                 any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by the Company or any Restricted Subsidiary upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness (including the Senior Secured Notes pursuant to the Tender Offer) or early termination of Hedging Obligations or other derivative instruments, of the Company or any Restricted Subsidiary or (b) any Asset Sale by the Company or any Restricted Subsidiary;

(6)                                 any extraordinary gain (or extraordinary loss), together with any related provision for taxes on any such extraordinary gain (or the tax effect of any such extraordinary loss), realized by the Company or any Restricted Subsidiary during such period;

(7)                                 any net income or loss included in the consolidated statement of operations with respect to noncontrolling interests due to the application of Accounting Standards Codification Topic 810, Consolidation;

(8)                                 the cumulative effect of a change in accounting principles;

(9)                                 the amount of any Permitted Tax Distributions paid in reliance on Section 4.08(b)(6); and

(10)                          any fees and expenses related to the Tender Offer, and any fees, expenses and other charges related to the Offering, the issuance of Equity Interests after the Issue Date or the entry into any Credit Facility after the Issue Date (provided that the Indebtedness under any such Credit Facility is permitted to be incurred pursuant to Section 4.09(b)(1).

Any return of capital with respect to an Investment that increased the Restricted Payments Basket pursuant to Section 4.08(a)(3)(D) or decreased the amount of Investments outstanding pursuant to clause (18) of the definition of “Permitted Investments” shall be deducted from Consolidated Net Income for purposes of calculating the Restricted Payments Basket.

“Consolidated Net Worth” means, as of any date of determination, the total members’ equity of the Company and its Restricted Subsidiaries, as shown on the consolidated balance sheet of such Person for the most recently ended fiscal quarter for which internal financial statements prepared in accordance with GAAP are available.

“Consolidated Tangible Assets” means, as of any date, the total amount of assets of the Company and its Restricted Subsidiaries as shown on the consolidated balance sheet of the Company and its Restricted Subsidiaries for the most recently ended fiscal quarter for which internal financial statements prepared in accordance with GAAP are available, less Consolidated Intangible Assets; provided, that assets of Restricted Subsidiaries that are not Wholly-Owned Restricted Subsidiaries will be included in the above calculation only to the extent of the interest owned by the Company or a Restricted Subsidiary, with pro forma adjustment provisions consistent with those contained in the definition of Consolidated Fixed Charge Coverage Ratio.

“Consolidated Tangible Net Worth” means, as of any date of determination, Consolidated Net Worth, less the total book value of all Consolidated Intangible Assets, in each case as shown on the consolidated balance sheet of the Company for the most recently ended fiscal quarter for which internal financial statements prepared in accordance with GAAP are available.

“Corporate Issuer” means the party named as such in the first paragraph of this Indenture or any successor obligor to its obligations under this Indenture and the Notes pursuant to ARTICLE 5.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 12.02 or such other address as to which the Trustee may give notice to the Holders and the Company.

“Credit Facility” means one or more debt facilities, commercial paper facilities or debt securities or other form of debt financing, in each case, with banks, institutional investors or other institutional lenders, other credit providers or trustees providing for revolving credit loans, term loans, project loans, receivables financings, bankers acceptances, letters of credit or issuances of debt securities, including any related notes, guarantees, collateral documents, instruments, indentures, documents and agreements executed in connection therewith, and in each case, as the same may be amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time, including increasing the amount loaned thereunder (provided that such additional Indebtedness is incurred in accordance with Section 4.09) or adding or substituting one or more parties thereto, and including one or more separate instruments or facilities, in each case, whether any such amendment, restatement, modification, renewal, refunding, replacement or refinancing occurs simultaneously or not with the termination or repayment of a prior Credit Facility; provided that a Credit Facility shall not relate to Indebtedness that does not consist exclusively of Pari Passu Indebtedness.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.

“Definitive Note” means a certificated Initial Note or Additional Note (bearing the Restricted Notes Legend if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or any of its Restricted Subsidiaries in connection with an Asset Sale that is designated as “Designated Non-cash Consideration” pursuant to an Officers’ Certificate, setting forth the basis of such valuation.

“Designation” has the meaning given to this term under Section 4.13, and “Designate” and “Designated” shall have correlative meanings.

“Designation Amount” has the meaning given to this term under Section 4.13.

“Directly Related Assets” means, with respect to any particular property, assets directly related thereto or derived therefrom, such as proceeds (including insurance proceeds), products, rents, and profits thereof and improvements and accessions thereto.

“Disqualified Equity Interests” of any Person means any class of Equity Interests of such Person that, by their terms, or by the terms of any related agreement or of any security into which they are convertible, puttable or exchangeable, are, or upon the happening of any event or the passage of time would be, (i) required to be redeemed by such Person, whether or not at the option of the holder thereof, (ii) convertible into or exchangeable for Indebtedness or Disqualified Equity Interests (excluding Equity Interests which are convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary (it being understood that upon such conversion or exchange it shall be an incurrence of such Indebtedness or Disqualified Stock)); or (iii) mature or are mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, in each case, on or prior to the date which is the earlier of 91 days after the final maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that any Equity Interests that would constitute Disqualified Equity Interests solely because of provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the Company to redeem such Equity Interests upon the occurrence of a Change of Control or Asset Sale (each defined in a substantially identical manner to the corresponding definitions in this Indenture) shall not constitute Disqualified Equity Interests if the terms of such Equity Interests (and all such securities into which it is convertible or exchangeable or for which it is redeemable) provide that the Company or its Restricted Subsidiaries, as applicable, are not required to repurchase or redeem any such Equity Interests (and all such securities into which it is convertible or exchangeable or for which it is redeemable) pursuant to such provision prior to compliance by the Issuers with Section 4.15 and Section 4.16 and such repurchase or redemption complies with Section 4.08.

“Domestic Subsidiary” means any Subsidiary of the Company that is organized under the laws of the United States, any state of the United States or the District of Columbia or that guarantees or otherwise provides credit support for any Indebtedness of any Issuer or Guarantor.

“DTC” means The Depository Trust Company.

“Equity Interests” of any Person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person but excluding any debt securities convertible or exchangeable into such equity.

“Equity Offering” means a public or private equity offering or sale after the Issue Date of Qualified Equity Interests made for cash by the Company or any direct or indirect parent entity of the Company the proceeds of which are contributed to the Company other than (1) public offerings registered on Form S-4 or S-8 or (2) an issuance to any Subsidiary.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Fair Market Value” means, with respect to any asset or liability, the fair market value of such asset or liability as is determined in good faith by Senior Management of the Company; provided that if the fair market value exceeds $20.0 million, such determination shall be made in good faith by the Board of Directors of the Company or a duly authorized committee thereof, as evidenced by a resolution of such Board or committee.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the Issue Date. Unless otherwise specified, all ratios and computations, contained in this Indenture will be computed in conformity with GAAP, except that in the event the Company is acquired in a transaction that is accounted for using purchase accounting, the effects of the application of purchase accounting shall be disregarded in the calculation of such ratios and other computations contained in this Indenture.

“guarantee” means a direct or indirect guarantee by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person: (1) to purchase or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part). “guarantee,” when used as a verb, and “guaranteed” have correlative meanings.

“Guarantors” means each Restricted Subsidiary of the Company in existence on the Issue Date (other than the Corporate Issuer), and each other Person that is required to become a Guarantor under the terms of this Indenture, in each case, until such Person is released from its Note Guarantee.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to (1) any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in interest rates, (2) agreements or arrangements designed to protect such Person against fluctuations in foreign currency exchange rates in the conduct of its operations, or (3) any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices, in each case entered into in the ordinary course of business for bona fide hedging purposes and not for the purpose of speculation.

“Holder” means any registered holder, from time to time, of the Notes.

“Immaterial Subsidiary” means any Subsidiary with (1) total assets, excluding intercompany receivables owed to such Subsidiary by any Wholly-Owned Restricted Subsidiary of the Company of less than $500,000 as of the date of the most recently ended fiscal quarter for which internal financial statements prepared in accordance with GAAP are available or (2) homebuilding revenues of less than $500,000 for the period of the most recent four consecutive fiscal quarters ending prior to the date of determination for which internal financial statements prepared in accordance with GAAP are available; provided that, irrespective of the foregoing, a Subsidiary shall not be considered to be an Immaterial Subsidiary if it guarantees or otherwise provides any credit support for any Indebtedness of any Issuer or Guarantor.

“incur” means, with respect to any Indebtedness or obligation, incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to such Indebtedness or obligation; provided that (1) the Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary or at the time such Person merged with or into the Company or a Restricted Subsidiary shall be deemed to have been incurred at such time and (2) neither the accrual of interest nor the accretion of original issue discount shall be deemed to be an incurrence of Indebtedness.

“Indebtedness” of any Person at any date means, without duplication:

(1)                                 all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);

(2)                                 all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)                                 all obligations of such Person in respect of letters of credit, letters of guarantee, bankers’ acceptances or other similar instruments (or reimbursement obligations with respect thereto);

(4)                                 all obligations of such Person to pay the deferred and unpaid purchase price of property or services (including earn-out obligations or similar profit sharing obligations or other post-closing payment obligations), except (a) trade payables and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services and (b) any earn-out obligation or similar profit-sharing obligation or other post-closing payment obligation until the amount of such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP;

(5)                                 the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Equity Interests or, with respect to any Non-Guarantor Subsidiary, any preferred stock (but excluding, in each case, any accrued dividends);

(6)                                 all Capitalized Lease Obligations of such Person;

(7)                                 all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

(8)                                 all Indebtedness of others guaranteed by such Person to the extent of such guarantee (whether or not such items would appear on the balance sheet of such Person in accordance with GAAP); provided that Indebtedness of the Company or its Subsidiaries that is guaranteed by the Company or its Subsidiaries shall be counted only once in the calculation of the amount of Indebtedness of the Company and its Subsidiaries on a consolidated basis;

(9)                                 all Attributable Indebtedness;

(10)                          to the extent not otherwise included in this definition, net obligations of such Person under Hedging Obligations (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligations that would be payable by such Person at such time); and

(11)                          all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person.

In addition, “Indebtedness” of any Person shall include Indebtedness described in the preceding definition that would not appear as a liability on the balance sheet of such Person if:

(1)                                 such Indebtedness is the obligation of a partnership or joint venture that is not a Restricted Subsidiary;

(2)                                 such Person or a Restricted Subsidiary of such Person is a general partner of such joint venture (a “General Partner”); and

(3)                                 there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:

(a)                                 the lesser of (i) the net assets of the General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or

(b)                                 if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Restricted Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount.

Notwithstanding the foregoing, the following shall not be considered Indebtedness:

(a)                                 accrued expenses, trade payables, customer deposits or deferred income taxes arising in the ordinary course of business; and

(b)                                 completion guarantees entered into in the ordinary course of business.

Notwithstanding the foregoing, the amount of any Indebtedness outstanding as of any date shall (i) be the accreted value thereof in the case of any Indebtedness issued with original issue discount or the aggregate principal amount outstanding in the case of Indebtedness issued with interest payable in kind and (ii) include any interest (or in the case of preferred stock, dividends) thereon that is more than 30 days past due. Except to the extent provided in the preceding sentence, the amount of any Indebtedness that is convertible into or exchangeable for Equity Interests of the Company outstanding as of any date shall be deemed to be equal to the principal and premium, if any, in respect of such Indebtedness, notwithstanding the provisions of GAAP (including Accounting Standards Codification Topic 470-20, Debt-Debt with Conversion and Other Options). The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (7), the lesser of (a) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (b) the amount of the Indebtedness secured.

“Indebtedness to Tangible Net Worth Ratio” means, with respect to any date of determination, the ratio of (i) total consolidated Indebtedness of the Company and its Restricted Subsidiaries to (ii) the Consolidated Tangible Net Worth of the Company, in each case, as of the end of the Company’s most recently ended fiscal quarter for which internal financial statements prepared in accordance with GAAP are available immediately preceding the date of the transaction giving rise to the need to calculate the Indebtedness to Tangible Net Worth Ratio. The Indebtedness to Tangible Net Worth Ratio shall be calculated on a pro forma basis consistent with the pro forma adjustments set forth in the definition of Consolidated Fixed Charge Coverage Ratio.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable judgment of the Company’s Board of Directors, qualified to perform the task for which it has been engaged and disinterested and independent with respect to the Company and its Affiliates; provided, however, that the prior rendering of service to the Company or an Affiliate of the Company shall not, by itself, disqualify the advisor.

“Initial Notes” means the $220,000,000 aggregate principal amount of 6.750% Senior Notes due 2021 issued on the Issue Date.

“interest” means, with respect to the Notes, interest on the Notes.

“Interest Payment Date” means June 15 and December 15 of each year.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s Investors Service, Inc. and BBB- (or the equivalent) by Standard & Poor’s Ratings Group, Inc., or any other equivalent rating by any Rating Agency, in each case, with a stable or better outlook.

“Investments” of any Person means, without duplication:

(1)                                 all direct or indirect investments by such Person in any other Person in the form of loans, advances or capital contributions or other credit extensions constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person;

(2)                                 all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Equity Interests or other securities of any other Person;

(3)                                 all other items that would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP; and

(4)                                 the Designation of any Subsidiary as an Unrestricted Subsidiary.

Except as otherwise expressly specified in this definition, the amount of any Investment (other than an Investment made in cash) shall be the Fair Market Value thereof on the date such Investment is made. The amount of any Investment pursuant to clause (4) shall be the Designation Amount determined in accordance with Section 4.13. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary, or any Subsidiary issues any Equity Interests, in either case, such that, after giving effect to any such sale or disposition or other issuance, such Person is no longer a Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale, other disposition or other issuance equal to the Fair Market Value of the Equity Interests of and all other Investments in such Subsidiary not sold, disposed of or issued, which amount shall be determined by the Board of Directors of the Company. Notwithstanding the foregoing, redemptions of Equity Interests of the Company shall be deemed not to be Investments.

“Investor” means each of Oaktree Capital Management, L.P. and Stonehill Capital Management, LLC and each of their respective Affiliates that are collective investment vehicles for which such Investors act directly or indirectly as general partner, investment manager, managing member or in a similar capacity, but not including, however, any portfolio companies of any of the foregoing.

“Issue Date” means August 5, 2013, the date on which the Notes were originally issued.

“Issuers” means the Company and the Corporate Issuer, collectively. The terms “each Issuer,” “any Issuer,” “such Issuer” and other similar terms shall mean the Issuers individually.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, hypothecation, preference, lease, easement, restriction, covenant, charge, security interest, priority or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, and any lease in the nature thereof, or sale/leaseback, any option or other agreement to sell or give a security interest in, and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction (other than cautionary filings in respect of operating leases).

“Net Available Proceeds” means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities or other assets received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Sale or received in any other non-cash form), net of:

(1)                                 brokerage commissions and other fees and expenses (including fees and expenses of legal counsel, accountants and investment banks) of such Asset Sale;

(2)                                 provisions for taxes payable as a result of such Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements);

(3)                                 amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale or having a Lien thereon in accordance with the terms thereof (other than pursuant to Section 4.16(b);

(4)                                 payments of unassumed liabilities (not constituting Indebtedness) relating to the assets sold at the time of, or within 30 days after the date of, such Asset Sale; and

(5)                                 appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including pensions and other postemployment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Available Proceeds.

“Non-Guarantor Subsidiary” means any Restricted Subsidiary that is not a Guarantor.

“Non-Recourse Indebtedness” with respect to any Person means Indebtedness of such Person for which (1) the sole legal recourse for collection of principal and interest on such Indebtedness is against the specific property identified in the instruments evidencing or securing such Indebtedness and Directly Related Assets and such property was acquired with the proceeds of such Indebtedness or such Indebtedness was incurred within 365 days after the acquisition of such property and (2) no other assets of such Person may be realized upon in collection of principal or interest on such Indebtedness. Indebtedness that is otherwise Non-Recourse Indebtedness will not lose its character as Non-Recourse Indebtedness because there is recourse for (a) environmental warranties or indemnities, (b) indemnities for and liabilities arising from fraud, misrepresentation, misapplication or non-payment of rents, profits, insurance and condemnation proceeds and other sums actually received by the obligor from secured assets to be paid to the lender, waste and mechanics liens or (c) similar customary “bad-boy” guarantees.

“Note Guarantee” means the guarantee of the Notes by each Guarantor pursuant to this Indenture.

“Notes” means the Initial Notes and the Additional Notes and any notes to be issued or authenticated upon transfer, replacement or exchange of Notes.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), other monetary obligations, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Offering” means the offering and sale of the Notes, substantially as described in the Offering Circular.

“Offering Circular” means the offering circular, dated July 25, 2013, related to the offer and sale of the Notes.

“Offer to Purchase” means an Asset Sale Offer or a Change of Control Offer.

“Officer” of any Person means any of the following of such Person: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary.

“Officers’ Certificate” of any Person means a certificate signed by two Officers of such Person, and that is provided to the Trustee.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

“PAPA” means an arrangement, other than with an Affiliate of the Company, which may be unsecured or secured by a Lien granted in conjunction with purchase contracts for the purchase of real estate and which provides for future payments due to the sellers of such real estate at the time of the sale of such real estate (or parts thereof) and which payments may be contingent on the sale price of such real estate (or parts thereof), which arrangement may include (1) adjustments to the land purchase price, (2) profit participations, (3) community marketing fees and community enhancement fees and (4) reimbursable costs paid by the land developer.

“Pari Passu Indebtedness” means any Indebtedness of the Issuers or any Guarantor that ranks equally in right of payment with the Notes or the Note Guarantee of such Guarantor, as applicable (without giving effect to collateral arrangements).

“Permitted Business” means any business that is the same as, or reasonably related, ancillary or complementary to, or a reasonable extension of, any of the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date, including the provision of mortgage financing or title insurance.

“Permitted Holders” means (1) each Investor, (2) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) of which any of the Investors are members, or (3) any Permitted Parent; provided that, without giving effect to the existence of such group or any other group, the Investors collectively have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Company or any of its direct or indirect parent entities (or their successors by merger, consolidation or purchase of all or substantially all of their assets) as a result of which the Investors collectively have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Company.  Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture (or would result in a Change of Control Offer in the absence of the waiver of such requirement by Holders in accordance with this Indenture) will thereafter constitute additional Permitted Holders.

“Permitted Investment” means:

(1)                                 Investments by the Company or any Restricted Subsidiary in any Restricted Subsidiary;

(2)                                 Investments by the Company or any of its Restricted Subsidiaries in a Person that is engaged in a Permitted Business if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary; or

(b) such Person, in one transaction or a series of related transactions, is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(3)                                 Investments in the Company by any Restricted Subsidiary;

(4)                                 loans and advances to directors, officers and employees of the Company and the Restricted Subsidiaries in the ordinary course of business not to exceed $2.0 million at any one time outstanding (without giving effect to the forgiveness of any such loan);

(5)                                 Hedging Obligations incurred pursuant to Section 4.09(b)(4);

(6)                                 cash or Cash Equivalents;

(7)                                 receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(8)                                 any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, or (B) litigation, arbitration or other disputes;

(9)                                 Investments made by the Company or any Restricted Subsidiary as a result of non-cash consideration received in connection with an Asset Sale made in compliance with Section 4.16;

(10)                          insurance, lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business;

(11)                          Investments in existence on, or made pursuant to binding commitments existing on, the Issue Date and any extension, modification or renewal of such Investments, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the appreciation, accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Issue Date);

(12)                          Guarantees issued in accordance with Section 4.09 (other than Section 4.09(b)(16));

(13)                          obligations (but not payments thereon) with respect to homeowners association obligations, community facility district bonds, metro district bonds, Mello-Roos bonds and subdivision improvement bonds and similar bonding requirements arising in the ordinary course of business of a homebuilder;

(14)                          guarantee obligations, including completion guarantee or indemnification obligations (other than for the payment of borrowed money), entered into in the ordinary course of business and incurred for the benefit of any adjoining landowner, lender, seller of real property or municipal government authority (or enterprises thereof) or utility in connection with the acquisition, construction, subdivision, entitlement and development of real property;

(15)                          guarantee and indemnification obligations arising in connection with surety bonds issued in the ordinary course of business;

(16)                          Investments (other than those described in clause (2) of this definition) made for consideration consisting solely of Equity Interests of the Company (other than Disqualified Stock); provided, however, that the net cash proceeds from such issuance of Equity Interests will be excluded from Section 4.08(a)(3)(A);

(17)                          loans or debt securities that are impaired in fundamental ways due to credit, liquidity, interest rate or other issues, for a purchase price at a substantial discount to par, for the purpose of acquiring real property securing such loans or debt securities in an aggregate amount not to exceed $10.0 million at any one time outstanding; and

(18)                          Investments in joint ventures engaged in a Permitted Business or other Investments, in each case having an aggregate Fair Market Value (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value), taken together with all other Investments made pursuant to this clause (18) that are at the time outstanding, not to exceed 15% of Consolidated Tangible Assets.

The amount of Investments outstanding at any time pursuant to clause (18) above shall be deemed to be reduced:

(a)                                 upon the disposition or repayment of or return on any Investment made pursuant to clause (18) above, by an amount equal to the return of capital with respect to such Investment to the Company or any Restricted Subsidiary (to the extent not included in the computation of Consolidated Net Income), less the cost of the disposition of such Investment and net of taxes; and

(b)                                 upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, by an amount equal to the lesser of (x) the Fair Market Value of the Company’s proportionate interest in such Subsidiary immediately following such Redesignation, and (y) the aggregate amount of Investments in such Subsidiary that increased (and did not previously decrease) the amount of Investments outstanding pursuant to clause (18) above.

“Permitted Liens” means the following types of Liens:

(1)                                 Liens securing Permitted Indebtedness incurred pursuant to and outstanding under Section 4.09(b)(1);

(2)                                 (a) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business and (b) Liens for taxes, assessments or governmental or quasi-governmental charges or claims, in either case, for sums not yet delinquent or being contested in good faith by appropriate proceedings, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(3)                                 Liens (other than any Lien imposed by the Employer Retirement Income Security Act of 1974, as amended) incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security;

(4)                                 Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person in the ordinary course of business to facilitate the purchase, shipment or storage of such inventory or other goods;

(5)                                 Liens securing reimbursement obligations with respect to commercial letters of credit issued pursuant to the request of and for the due account of such Person in the ordinary course of its business which encumber documents, goods covered thereby and other assets relating to such letters of credit and products and proceeds thereof;

(6)                                 Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any Restricted Subsidiary, including rights of offset and setoff;

(7)                                 bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Company or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(8)                                 leases or subleases, licenses or sublicenses, (or any Liens related thereto) granted to others that do not materially interfere with the ordinary course of business of the Company or any Restricted Subsidiary;

(9)                                 Liens arising from filing Uniform Commercial Code financing statements regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(10)                          Liens securing all of the Notes and Liens securing any Note Guarantee with respect to all of the Notes;

(11)                          Liens in favor of the Trustee under and as permitted by this Indenture;

(12)                          Liens existing on the Issue Date securing Indebtedness outstanding on the Issue Date (other than Liens permitted under clause (1) of this definition);

(13)                          Liens in favor of the Company or any Restricted Subsidiary;

(14)                          Liens securing Non-Recourse Indebtedness of the Company or any Restricted Subsidiary permitted to be incurred under this Indenture; provided, that such Liens apply only to (a) the property financed out of the net proceeds of such Non-Recourse Indebtedness within 365 days after the incurrence of such Non-Recourse Indebtedness and (b) Directly Related Assets;

(15)                          Liens securing Purchase Money Indebtedness permitted to be incurred by Section 4.09(b)(7);

(16)                          Liens securing Acquired Indebtedness permitted to be incurred under this Indenture; provided that the Liens do not extend to assets not subject to such Lien at the time of acquisition (other than Directly Related Assets); and provided, further that such Liens were not incurred in connection with or in contemplation or anticipation of the acquisition of such Person by the Company or any Restricted Subsidiaries;

(17)                          Liens on assets of a Person existing at the time such Person is acquired or merged with or into or consolidated with the Company or any such Restricted Subsidiary (and not created in anticipation or contemplation thereof); provided that such Liens may not extend to any other assets owned by the Company or any Restricted Subsidiary;

(18)                          Liens to secure Attributable Indebtedness permitted to be incurred under this Indenture; provided that any such Lien shall not extend to or cover any assets of the Company or any Restricted Subsidiary other than (a) the assets which are the subject of the Sale and Leaseback Transaction in which the Attributable Indebtedness is incurred and (b) Directly Related Assets;

(19)                          Liens to secure guarantees by the Company or any Restricted Subsidiaries of Indebtedness or other obligations incurred by any joint venture engaged in a Permitted Business to the extent that such guarantees were permitted to be incurred pursuant to Section 4.09(b)(16); provided that such Liens do not extend to any assets of the Company or any Restricted Subsidiary other than (x) the assets of such joint venture or (y) the equity interests in such joint venture to the extent that such Liens secure Indebtedness of such joint venture owing to lenders who have also been granted Liens on assets of such joint venture;

(20)                          Liens to secure Refinancing Indebtedness which is incurred to refinance, refund, replace, amend, extend or modify, as a whole or in part, any Indebtedness that was previously so secured pursuant to clauses (10), (12), (16), (17), (18) and (20) of this definition; provided that in each case such Liens do not extend to any additional assets than those that secured the Indebtedness being refinanced (other than Directly Related Assets);

(21)                          attachment or judgment Liens not giving rise to a Default and which are being contested in good faith by appropriate proceedings;

(22)                          easements, rights-of-way, dedications, covenants, conditions, restrictions, reservations, assessment district or similar Liens in connection with municipal or special district financing, agreements with adjoining landowners or state or local government authorities, quasi-governmental entities or utilities and other similar charges or encumbrances incurred in the ordinary course of business and which do not, in the aggregate, materially interfere with the ordinary course of business of the Company and its Subsidiaries;

(23)                          zoning restrictions, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such real property in the ordinary course of business of the Company and its Subsidiaries or the value of such real property for the purpose of such business;

(24)                          Liens on Equity Interests in an Unrestricted Subsidiary to the extent that such Liens secure Indebtedness of such Unrestricted Subsidiary owing to lenders who have also been granted Liens on assets of such Unrestricted Subsidiary to secure such Indebtedness;

(25)                          assignments of insurance or condemnation proceeds provided to landlords (or their mortgagees) pursuant to the terms of any lease of property leased by the Company or any of its Restricted Subsidiaries, in each case with respect to the property so leased, and customary Liens and rights reserved in any lease for rent or for compliance with the terms of such lease;

(26)                          Licenses of intellectual property granted in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of the Company or any Restricted Subsidiary;

(27)                          Liens securing Indebtedness (other than in respect of Indebtedness for borrowed money) relating to obligations incurred in the ordinary course of business with respect to (i) homeowners or master association obligations; (ii) surety bonds; (iii) payments due in respect of community facility district, metro-district, Mello-Roos, subdivision improvement and similar bonding requirements, local improvement and other similar financing and assessment districts; or (iv) bond financings of political subdivisions or enterprises thereof;

(28)                          Liens securing Hedging Obligations that are incurred in the ordinary course of business (and not for speculative purposes);

(29)                          Liens securing obligations of the Company or any Restricted Subsidiary to any third party in connection with PAPAs, any option, repurchase right or right of first refusal to purchase real property granted to the master developer or the seller of real property that arises as a result of the non-use or non-development of such real property by the Company or any Restricted Subsidiary and joint development agreements with third parties to perform and/or pay for or reimburse the costs of construction and/or development related to or benefiting property (and additions, accessions, improvements and replacements and customary deposits in connection therewith and proceeds and products therefrom) of the Company or any Restricted Subsidiary and property belonging to such third parties, in each case entered into in the ordinary course of business; provided that such Liens do not at any time encumber any property, other than the property (and additions, accessions, improvements and replacements and customary deposits in connection therewith and proceeds and products therefrom) financed by such Indebtedness and the proceeds and products thereof;

(30)                          Liens incurred or deposits related to earnest money obligations or made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, development obligations, progress payments, government contracts, utility services, developer’s or other obligations to make on-site or off-site improvements and other obligations of like nature (exclusive of obligations for the payment of borrowed money), in each case incurred in the ordinary course of business of the Company and its Subsidiaries;

(31)                          Liens on cash pledged to secure deductibles, retentions and other obligations to insurance providers in the ordinary course of business;

(32)                          any option, contract or other agreement to sell an asset (including, without limitation, rights of first refusal and rights of first offer); provided such sale is not otherwise prohibited under this Indenture; and

(33)                          Liens securing Indebtedness; provided that the principal amount of such Indebtedness secured pursuant to this clause (33) together with all other Indebtedness then outstanding and incurred under this clause (33) does not exceed the greater of $10.0 million and 2.5% of Consolidated Tangible Assets at the time of incurrence.

“Permitted Parent” means any direct or indirect parent entity of the Company (other than a Person formed in connection with, or in contemplation of, a Change of Control transaction, merger, sale or other transfer of Equity Interests or assets of the Company that results in a modification of the beneficial ownership of the Company) that beneficially owns 100% of the Equity Interests of the Company, provided that the ultimate beneficial ownership of the Company has not been modified by the transaction by which such parent entity became the beneficial owner of 100% of the Equity Interests of the Company and such parent entity owns no assets other than Cash Equivalents and the Equity Interests of the Company or any other Permitted Parent.

“Permitted Tax Distribution” means any distribution or payment approved by the Board of Directors of the Company, pursuant to the provisions of the Company’s LLC Agreement, to its members for each fiscal year in amounts sufficient to pay the federal, state and local tax liability of such members in respect of the allocation to them of profits and items of income and gain for such fiscal year in excess of losses and items of loss and deduction previously allocated to them (to the extent such losses and items of loss and deduction have not offset a previous fiscal year’s profits or items of income and gain) pursuant to the LLC Agreement as in effect on the Issue Date, determined using an assumed tax rate equal to the maximum federal, state and local combined income tax rates for any member of the Company. Partial distributions made to such members will be made in proportion to their respective amounts calculated pursuant to the preceding sentence. Permitted Tax Distributions, if any, may be made on an estimated basis with respect to each of the first three fiscal quarters and a final tax distribution at, before, or following the close of the fiscal year.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

“Plan of Liquidation” with respect to any Person, means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise): (1) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety; and (2) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition of all or substantially all of the remaining assets of such Person to creditors and holders of Equity Interests of such Person.

“principal” means, with respect to the Notes, the principal of, and premium, if any, on the Notes.

“Purchase Money Indebtedness” means Indebtedness, including Capitalized Lease Obligations, of the Company or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price of property, plant or equipment used in the business of the Company or any Restricted Subsidiary or the cost of installation, construction or improvement thereof; provided, however, that (1) the amount of such Indebtedness shall not exceed such purchase price or cost (including financing costs), (2) such Indebtedness shall not be secured by any asset other than the specified asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property to which such asset is attached and Directly Related Assets and (3) such Indebtedness shall be incurred within 365 days after such acquisition of such asset by the Company or such Restricted Subsidiary or such installation, construction or improvement.

“Qualified Equity Interests” means Equity Interests of such Person other than Disqualified Equity Interests; provided, however, that such Equity Interests shall not be deemed Qualified Equity Interests to the extent sold or owed to a Subsidiary of any Person or financed, directly or indirectly, using funds (1) borrowed from such Person or any Subsidiary of such Person until and to the extent such borrowing is repaid or (2) contributed, extended, guaranteed or advanced by such Person or any Subsidiary of such Person (including, without limitation, in respect of any employee stock ownership or benefit plan). Unless otherwise specified, Qualified Equity Interests refer to Qualified Equity Interests of the Company.

“Rating Agency” means each of Standard & Poor’s Ratings Group, Inc. and Moody’s Investors Service, Inc. or, if Standard & Poor’s Ratings Group, Inc. or Moody’s Investors Service, Inc. or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors) which shall be substituted for Standard & Poor’s Ratings Group, Inc. or Moody’s Investors Service, Inc. or both, as the case may be.

“Record Date” for the interest payable on any applicable Interest Payment Date means June 1 or December 1 (whether or not a Business Day) next preceding such Interest Payment Date.

“redeem” means to redeem, repurchase, purchase, defease, retire, discharge or otherwise acquire or retire for value; and “redemption” shall have a correlative meaning.

“Redesignation” has the meaning given to such term in Section 4.13.

“Refinancing Indebtedness” means Indebtedness of the Company or a Restricted Subsidiary issued in exchange for, or the proceeds from the issuance and sale or disbursement of which are used to refund, replace, renew, extend, redeem or refinance in whole or in part, or constituting an amendment to, any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or incurred in compliance with this Indenture (the “Refinanced Indebtedness”) in a principal amount not in excess of the principal amount of the Refinanced Indebtedness or, if such Refinancing Indebtedness refinances Indebtedness under a revolving credit facility or other agreement providing a commitment for subsequent borrowings, with a maximum commitment not to exceed the maximum commitment under such revolving credit facility or other agreement (plus, in each case, the amount of any premium paid (including reasonable tender premiums, as determined in good faith by Senior Management of the Company), defeasance or discharge costs, accrued and unpaid interest and the amount of expenses incurred by the Company or any Restricted Subsidiary in connection with such repayment or amendment); provided that:

(1)                                 if the Refinanced Indebtedness was subordinated in right of payment to the Notes or the Note Guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is expressly subordinated in right of payment to the Notes or the Note Guarantees, as the case may be, at least to the same extent as the Refinanced Indebtedness and if the Refinanced Indebtedness was pari passu with the Notes or the Note Guarantees, as the case may be, then the Refinancing Indebtedness ranks pari passu with, or is expressly subordinated in right of payment to, the Notes or the Note Guarantees, as the case may be;

(2)                                 the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Refinanced Indebtedness being repaid or amended (in the event that the maturity date of the Refinanced Indebtedness is earlier than the Notes) or (b) at least 91 days after the maturity date of the Notes (in the event the maturity date of the Refinanced Indebtedness is later than the Notes);

(3)                                 the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid that is scheduled to mature on or prior to the maturity date of the Notes; and

(4)                                 Refinancing Indebtedness shall not include Indebtedness of a Non-Guarantor Subsidiary that refinances Indebtedness of the Company or a Guarantor.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, trust officer, assistant trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Payment” means any of the following:

(1)                                 the declaration or payment of any dividend or any other distribution (whether made in cash, securities or other property) on or in respect of Equity Interests of the Company or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of the Company or any Restricted Subsidiary, including any payment in connection with any merger or consolidation involving the Company or any Restricted Subsidiary, but excluding (a) dividends or distributions payable solely in Qualified Equity Interests and (b) in the case of Restricted Subsidiaries, dividends or distributions payable to the Company or to a Restricted Subsidiary and pro rata dividends or distributions payable to minority stockholders of any Restricted Subsidiary;

(2)                                 the redemption, purchase, retirement, defeasance or other acquisition for value of any Equity Interests of the Company or any direct or indirect parent of the Company or any Restricted Subsidiary, including any payment in connection with any merger or consolidation involving the Company, but excluding any such Equity Interests held by the Company or any Restricted Subsidiary;

(3)                                 any Investment other than a Permitted Investment; or

(4)                                 any payment on or with respect to, or purchase, repurchase, defeasance, redemption or other acquisition or retirement for value of, any Subordinated Indebtedness of the Company or any Guarantor (excluding any intercompany Indebtedness between or among the Company, the Corporate Issuer and any Guarantor), except (i) a payment of interest or principal at the Stated Maturity thereof or (ii) the purchase, repurchase, defeasance, redemption or other acquisition or retirement of any such Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or payment at the Stated Maturity thereof, in each case due within one year of the date of purchase, repurchase, defeasance, redemption or other acquisition or retirement.

“Restricted Payments Basket” has the meaning given to such term in Section 4.08(a)(3).

“Restricted Subsidiary” means any Subsidiary of the Company (including the Corporate Issuer) other than an Unrestricted Subsidiary.

“Sale and Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person (other than the Company or any of its Restricted Subsidiaries) and the Company or a Restricted Subsidiary leases it from such Person.

“Scotland Heights Note” means that certain Purchase Money Note dated May 2, 2012 made by Palisades Development at Scotland Heights LLC in favor of Woodside Scotland Heights, LLC.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Senior Management” means the chief executive officer and the chief financial officer of the Company.

“Senior Secured Notes” means the Company’s 9.75% Secured Notes due 2017.

“Significant Subsidiary” means (1) any Restricted Subsidiary that would be a “significant subsidiary” as defined in Regulation S-X promulgated pursuant to the Securities Act and (2) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in Section 6.01(a)(7) has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.

“Stated Maturity” means, with respect to any security, the date specified in the agreement governing or certificate relating to such Indebtedness as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but not including any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means Indebtedness of the Company, the Corporate Issuer or any Guarantor that is subordinated in right of payment to the Notes or the Note Guarantees, respectively.

“Subsidiary” means, with respect to any Person, (1) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or Persons performing similar functions) or (2) any partnership, joint venture, limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (1) and (2), at the time owned or controlled, directly or indirectly, by (a) such Person, (b) such Person and one or more Subsidiaries of such Person or (c) one or more Subsidiaries of such Person. Unless otherwise specified, “Subsidiary” refers to a Subsidiary of the Company.

“Tender Offer” means the Company’s offer to purchase any and all of the Senior Secured Notes, substantially as described in the Offering Circular.

“Transfer Restricted Global Notes” means Global Notes that bear or are required to bear the Restricted Notes Legend.

“Transfer Restricted Notes” means Definitive Notes and any other Notes, including Transfer Restricted Global Notes, that bear or are required to bear the Restricted Notes Legend.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of U.S. Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to December 15, 2016; provided, however, that if the period from the redemption date to December

15, 2016 is not equal to the constant maturity of a U.S. Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of U.S. Treasury securities for which such yields are given, except that if the period from the redemption date to December 15, 2016 is less than one year, the weekly average yield on actually traded U.S. Treasury securities adjusted to a constant maturity of one year shall be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Trustee” means Wells Fargo Bank, National Association, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unit” means any unit of any class of units representing limited liability company interests in the Company.

“Unrestricted Subsidiary” means (1) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in accordance with Section 4.13 and (2) any Subsidiary of an Unrestricted Subsidiary.

“U.S. Government Obligations” means direct non-callable obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

“Voting Stock” with respect to any Person, means securities of any class of Equity Interests of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant equity interest has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

“Weighted Average Life to Maturity” when applied to any Indebtedness at any date, means the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (2) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Restricted Subsidiary” means a Restricted Subsidiary of which 100% of the Equity Interests (except for directors’ qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) are owned directly by the Company or through one or more Wholly-Owned Restricted Subsidiaries.

Section 1.02                             Other Definitions.

Term	Defined in Section

“Acceptable Commitment”	4.16(b)
“Agent Members”	2.1(c) of Appendix A
“Affiliate Transaction”	4.14(a)
“Applicable Procedures”	1.1(a) of Appendix A
“Asset Sale Offer”	4.16(c)

Term	Defined in Section

“Asset Sale Offer Amount”	3.09(b)
“Asset Sale Offer Period”	3.09(b)
“Asset Sale Offer Purchase Date”	3.09(b)
“Authentication Order”	2.02
“Automatic Exchange”	2.2(i) of Appendix A
“Automatic Exchange Date”	2.2(i) of Appendix A
“Automatic Exchange Notice”	2.2(i) of Appendix A
“Automatic Exchange Notice Date”	2.2(i) of Appendix A
“Change of Control Offer”	4.15(a)
“Change of Control Purchase Price”	4.15(a)
“Change of Control Payment Date”	4.15(a)
“Clearstream”	1.1(a) of Appendix A
“Covenant Defeasance”	8.03
“Definitive Notes Legend”	2.2(e) of Appendix A
“ERISA Legend”	2.2(e) of Appendix A
“Euroclear”	1.1(d) of Appendix A
“Event of Default”	6.01(a)
“Excess Proceeds”	4.16(c)
“Expiration Date”	1.05(j)
“General Partner”	definition of “Indebtedness”
“Global Note”	2.1(b) of Appendix A
“Global Notes Legend”	2.2(e) of Appendix A
“IAI”	1.1(a) of Appendix A
“IAI Global Note”	2.1(b) of Appendix A
“Legal Defeasance”	8.02(a)
“Note Register”	2.03(a)
“Paying Agent”	2.03(a)
“QIB”	1.1(a) of Appendix A
“Registrar”	2.03(a)
“Regulation S”	1.1(a) of Appendix A
“Regulation S Global Note”	2.1(b) of Appendix A
“Regulation S Notes”	2.1(a) of Appendix A
“Reinstatement Date”	4.17(b)
“Resale Restriction Period”	1.1(a) of Appendix A
“Restricted Notes Legend”	2.2(e) of Appendix A
“Revocation”	4.13(b)
“Rule 144”	1.1(a) of Appendix A
“Rule 144A”	1.1(a) of Appendix A
“Rule 144A Global Note”	2.1(b) of Appendix A
“Rule 144A Notes”	2.1(a) of Appendix A
“Suspended Covenants”	4.17(b)
“Suspension Period”	4.17(b)
“Unrestricted Global Note”	1.1(a) of Appendix A
“U.S. Person”	1.1(a) of Appendix A

Section 1.03                             Rules of Construction.

Unless the context otherwise requires:

(1)                                 a term defined in Section 1.01 or 1.02 has the meaning assigned to it therein, and a term used herein that is defined in the Trust Indenture Act, either directly or by reference therein, shall have the meaning assigned to it therein;

(2)                                 an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)                                 “or” is not exclusive;

(4)                                 words in the singular include the plural, and words in the plural include the singular;

(5)                                 provisions apply to successive events and transactions;

(6)                                 unless the context otherwise requires, any reference to an “Appendix,” “Article,” “Section,” “clause,” “Schedule” or “Exhibit” refers to an Appendix, Article, Section, clause, Schedule or Exhibit, as the case may be, of this Indenture;

(7)                                 the words “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision;

(8)                                 “including” means including without limitation;

(9)                                 references to sections of, or rules under, the Securities Act, the Exchange Act or the Trust Indenture Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(10)                          unless otherwise provided, references to agreements and other instruments shall be deemed to include all amendments and other modifications to such agreements or instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Indenture; and

(11)                          unless otherwise provided in this Indenture, in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions, the Issuers may initially classify such transaction as they, in their sole discretion, determine.

Section 1.04                             Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the Trust Indenture Act as applicable to this Indenture, the provision is incorporated by reference in and made a part of this Indenture.

The following Trust Indenture Act terms used in this Indenture have the following meanings:

“indenture to be qualified” means this Indenture; and

“obligor” on the Notes and the Note Guarantees means the Issuers and the Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.

All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule under the Trust Indenture Act have the meanings so assigned to them.

Section 1.05                             Acts of Holders.

(a)                                 Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing.  Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Issuers and the Guarantors.  Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee, the Issuers and the Guarantors, if made in the manner provided in this Section 1.05.

(b)                                 The fact and date of the execution by any Person of any such instrument or writing may be proved (1) by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof or (2) in any other manner deemed reasonably sufficient by the Trustee.  Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c)                                  The ownership of Notes shall be proved by the Note Register.

(d)                                 Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee, the Issuers or the Guarantors in reliance thereon, whether or not notation of such action is made upon such Note.

(e)                                  The Issuers may set a record date for purposes of determining the identity of Holders entitled to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, or to vote on or consent to any action authorized or permitted to be taken by Holders; provided that the Issuers may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in clause (f) below.  Unless otherwise specified, if not set by the Issuers prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 30 days prior to the first solicitation of such consent or vote or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation or vote.  If any record date is set pursuant to this clause (e), the Holders on such record date, and only such Holders, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action (including revocation of any action), whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Notes, or each affected Holder, as applicable, on such record date.  Promptly after any record date is set pursuant to this paragraph, the Issuers, at their own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder in the manner set forth in Section 12.02.

(f)                                   The Trustee may set any day as a record date for the purpose of determining the Holders entitled to join in the giving or making of (1) any notice of default under Section 6.01(a), (2) any declaration of acceleration referred to in Section 6.02, (3) any direction referred to in Section 6.05 or (4)

any request to pursue a remedy referred to in Section 6.06.  If any record date is set pursuant to this paragraph, the Holders on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Notes or each affected Holder, as applicable, on such record date.  Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Issuers’ expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Issuers and to each Holder in the manner set forth in Section 12.02.

(g)                                  Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.  Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

(h)                                 Without limiting the generality of the foregoing, a Holder, including a Depositary that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and a Depositary that is the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such Depositary’s standing instructions and customary practices.

(i)                                     The Issuers may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by a Depositary entitled under the procedures of such Depositary, if any, to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders; provided that if such a record date is fixed, only the beneficial owners of interests in such Global Note on such record date or their duly appointed proxy or proxies shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such beneficial owners remain beneficial owners of interests in such Global Note after such record date.  No such request, demand, authorization, direction, notice, consent, waiver or other action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date.

(j)                                    With respect to any record date set pursuant to this Section 1.05, the party hereto that sets such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Notes in the manner set forth in Section 12.02, on or prior to both the existing and the new Expiration Date.  If an Expiration Date is not designated with respect to any record date set pursuant to this Section 1.05, the party hereto which set such record date shall be deemed to have initially designated the 90th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this clause (j).

ARTICLE 2

THE NOTES

Section 2.01                             Form and Dating; Terms.

(a)                                 Provisions relating to the Initial Notes, Additional Notes and any other Notes issued under this Indenture are set forth in Appendix A, which is hereby incorporated in and expressly made a part of this Indenture.  The Notes and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture.  The Notes may have notations, legends or endorsements required by law, rules or agreements with national securities exchanges to which the Issuers or any Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuers).  Each Note shall be dated the date of its authentication.  The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(b)                                 The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Issuers, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

The Notes shall be subject to repurchase by the Issuers pursuant to an Asset Sale Offer as provided in Section 3.09 and Section 4.16 or a Change of Control Offer as provided in Section 4.15, and otherwise as not prohibited by this Indenture.  The Notes shall not be redeemable at the Issuers’ option, other than as provided in Article 3.

Additional Notes ranking pari passu with the Initial Notes may be created and issued from time to time by the Issuers without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and shall have the same terms as to status, redemption or otherwise (other than issue date, issue price and, if applicable, the first Interest Payment Date and the first date from which interest will accrue) as the Initial Notes; provided that the Issuers’ ability to issue Additional Notes shall be subject to the Issuers’ compliance with Section 4.09. If any Additional Notes are not fungible with the Notes for U.S. federal income tax purposes, such Additional Notes shall be issued as a separate series under this Indenture and shall have a separate CUSIP number and ISIN from the Notes.

Section 2.02                             Execution and Authentication.

(a)                                 An Officer of each Issuer (who shall have been duly authorized by all requisite action) shall execute the Notes on behalf of the Issuers by manual or facsimile signature.  If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

(b)                                 A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A attached hereto by the manual signature of an authorized signatory of the Trustee.  The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.

(c)                                  The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders, the Company, the Corporate Issuer or an Affiliate of the Company.

(d)                                 The Trustee shall authenticate and make available for delivery upon receipt of a written order of the Issuers signed by an Officer of each Issuer (who shall have been duly authorized by all requisite action) (an “Authentication Order”) (a) Initial Notes for original issue on the Issue Date in an aggregate principal amount of $220,000,000, (b) subject to the terms of this Indenture, Additional Notes and (c) any Unrestricted Global Notes issued in exchange for any of the foregoing in accordance with this Indenture.  Such Authentication Order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes, Additional Notes or Unrestricted Global Notes.

Section 2.03                             Registrar and Paying Agent.

(a)                                 The Issuers shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and at least one office or agency where Notes may be presented for payment (“Paying Agent”).  The Registrar shall keep a register of the Notes (“Note Register”) and of their transfer and exchange.  The Issuers may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar, and the term “Paying Agent” includes any additional paying agent.  The Issuers may change any Paying Agent or Registrar without prior notice to any Holder; provided, however, that no such removal shall become effective until (i) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuers and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee and the passage of any waiting or notice periods required by the Depositary’s procedures or (ii) written notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Issuers shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the Trust Indenture Act.  The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuers shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07.  The Company may act as Paying Agent (except for purposes of Section 8) or Registrar.

(b)                                 The Issuers initially appoint DTC to act as Depositary with respect to the Global Notes.  The Issuers initially appoint the Trustee to act as Paying Agent and Registrar for the Notes and to act as Custodian with respect to the Global Notes.

Section 2.04                             Paying Agent to Hold Money in Trust.

The Issuers shall, no later than 11:00 a.m. (New York City time) on each due date for the payment of principal, premium, if any, and interest on any of the Notes, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held in trust for the Holders entitled to the same, and (unless such Paying Agent is the Trustee) the Issuers shall promptly notify the Trustee of its action or failure so to act.  The Issuers shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal, premium, if any, and interest on the Notes, and shall notify the Trustee of any default by the Issuers in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent.  The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, a Paying Agent shall have no further liability for the money.  If Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to the Company or the Corporate Issuer, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05                             Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with Trust Indenture Act Section 312(b).  If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least two Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.

Section 2.06                             Transfer and Exchange.

(a)                                 The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with Appendix A.

(b)                                 To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request.

(c)                                  No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange (other than pursuant to Section 2.07), but the Holders shall be required to pay any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.15, 4.16 and 9.05).

(d)                                 All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange. Any holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of beneficial interest in such Global Note may be effected only through a book-entry system maintained by (a) the Holder of such Global Note (or its agent) or (b) any holder of a beneficial interest in such Global Note, and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

(e)                                  Neither the Issuers nor the Registrar shall be required (1) to issue, to register the transfer of or to exchange any Note during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 and ending at the close of business on the day of selection, (2) to register the transfer of or to exchange any Note so selected for redemption, or tendered for repurchase (and not withdrawn) in connection with a Change of Control Offer or an Asset Sale Offer, in whole or in part, except the unredeemed or unpurchased portion of any Note being redeemed or repurchased in part or (3) to register the transfer of or to exchange any Note between a Record Date and the next succeeding Interest Payment Date.

(f)                                   Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal, premium, if any, and

(subject to the Record Date provisions of the Notes) interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

(g)                                  Upon surrender for registration of transfer of any Note at the office or agency of the Issuers designated pursuant to Section 4.02, the Issuers shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount so long as the requirements of this Indenture are met.

(h)                                 At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency so long as the requirements of this Indenture are met.  Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Issuers shall execute, and the Trustee shall authenticate and mail, the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Appendix A so long as the requirements of this Indenture are met.

(i)                                     All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by mail or by facsimile or electronic transmission.

Section 2.07                             Replacement Notes.

If a mutilated Note is surrendered to the Trustee or if a Holder claims that its Note has been lost, destroyed or wrongfully taken and the Trustee receives evidence to its satisfaction of the ownership and loss, destruction or theft of such Note, the Issuers shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are otherwise met.  If required by the Trustee or the Issuers, an indemnity bond must be provided by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Issuers may charge the Holder for the expenses of the Issuers and the Trustee in replacing a Note.  Every replacement Note is a contractual obligation of the Issuers and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.  Notwithstanding the foregoing provisions of this Section 2.07, in case any mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuers in their discretion may, instead of issuing a new Note, pay such Note.

Section 2.08                             Outstanding Notes.

(a)                                 The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding.  Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Company, the Corporate Issuer, or an Affiliate of the Issuers holds the Note.

(b)                                 If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser, as such term is defined in Section 8-303 of the Uniform Commercial Code in effect in the State of New York.

(c)                                  If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue from and after the date of such payment.

(d)                                 If a Paying Agent (other than the Company or an Affiliate thereof) holds, on the maturity date, any redemption date or any date of purchase pursuant to an Offer to Purchase, money sufficient to pay Notes payable or to be redeemed or purchased on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09                             Treasury Notes.

In determining whether the Holders of the requisite principal amount of Notes have concurred in any direction, waiver or consent, Notes beneficially owned by the Company, the Corporate Issuer, or by any Affiliate of the Issuers, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be fully protected in conclusively relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.  Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Company, the Corporate Issuer or any obligor upon the Notes or any Affiliate of the Issuers or of such other obligor.

Section 2.10                             Temporary Notes.

Until definitive Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes.  Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuers consider appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee.  Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.  Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture.

Section 2.11                             Cancellation.

The Issuers at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee or, at the direction of the Issuers, the Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act).  Certification of the destruction of all cancelled Notes shall, upon the written request of the Issuers, be delivered to the Issuers.  The Issuers may not reissue Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12                             Defaulted Interest.

(a)                                 If the Issuers default in a payment of interest on the Notes, they shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01.  The Issuers shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuers shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12.  The Trustee shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest.

The Trustee shall promptly notify the Issuers of such special record date.  At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) shall mail or deliver by electronic transmission in accordance with the Applicable Procedures, or cause to be mailed or delivered by electronic transmission in accordance with the Applicable Procedures to each Holder a notice that states the special record date, the related payment date and the amount of such interest to be paid.

(b)                                 Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue interest, which were carried by such other Note.

Section 2.13                             CUSIP and ISIN Numbers

The Issuers in issuing the Notes may use CUSIP or ISIN numbers (if then generally in use) and, if so, the Trustee shall use CUSIP or ISIN numbers in notices of redemption or exchange or in Offers to Purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or in Offers to Purchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or exchange or Offer to Purchase shall not be affected by any defect in or omission of such numbers.  The Issuers shall as promptly as practicable notify the Trustee in writing of any change in the CUSIP or ISIN numbers.

ARTICLE 3

REDEMPTION

Section 3.01                             Notices to Trustee.

If the Issuers elect to redeem Notes pursuant to Section 3.07, they shall furnish to the Trustee, at least 15 days before notice of redemption is required to be sent or caused to be sent to Holders pursuant to Section 3.03 (unless a shorter notice shall be agreed to by the Trustee), an Officers’ Certificate setting forth (1) the paragraph or subparagraph of such Note or Section of this Indenture pursuant to which the redemption shall occur, (2) the redemption date, (3) the principal amount of the Notes to be redeemed and (4) the redemption price, if then ascertainable.

Section 3.02                             Selection of Notes to Be Redeemed.

(a)                                 If less than all of the Notes are to be redeemed pursuant to Section 3.07, the Trustee shall select the Notes to be redeemed (1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed or (2) if the Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem fair and appropriate, and in accordance with the Applicable Procedures in the case of Global Notes.  In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the then outstanding Notes not previously called for redemption.

(b)                                 The Trustee shall promptly notify the Issuers in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed.  Notes and portions of Notes selected shall be in amounts of $1,000 or integral multiples of $1,000; provided that no Notes of $2,000 in principal amount or less shall be redeemed in part, except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not $2,000 or an integral multiple of $1,000 in excess thereof, shall be redeemed.  Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

(c)                                  After the redemption date, upon surrender of a Note to be redeemed in part only, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note, representing the same Indebtedness to the extent not redeemed, shall be issued in the name of the Holder of the Notes upon cancellation of the original Note (or appropriate book entries shall be made to reflect such partial redemption).

Section 3.03                             Notice of Redemption.

(a)                                 Subject to Section 3.09, the Issuers shall mail or deliver by electronic transmission in accordance with the Applicable Procedures, or cause to be mailed (or delivered by electronic transmission in accordance with the Applicable Procedures) notices of redemption of Notes at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed pursuant to this Article at such Holder’s registered address or otherwise in accordance with the Applicable Procedures, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with Article 8 or Article 11.

(b)                                 The notice shall identify the Notes to be redeemed (including CUSIP and ISIN number, if applicable) and shall state:

(1)                                 the redemption date;

(2)                                 the redemption price, including the portion thereof representing any accrued and unpaid interest; provided that in connection with a redemption under Section 3.07(c), the notice need not set forth the redemption price but only the manner of calculation thereof;

(3)                                 if any Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed;

(4)                                 the name and address of the Paying Agent;

(5)                                 that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6)                                 that, unless the Issuers default in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(7)                                 the paragraph or subparagraph of the Notes or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(8)                                 that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes; and

(9)                                 if applicable, any condition to such redemption.

(c)                                  At the Issuers’ request, the Trustee shall give the notice of redemption in the Issuers’ name and at the Issuers’ expense; provided that the Issuers shall have delivered to the Trustee, at least 15 days before notice of redemption is required to be sent or caused to be sent to Holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to by the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in Section 3.03(b).

Section 3.04                             Effect of Notice of Redemption.

Once notice of redemption is sent in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price (except as provided for in Section 3.07(f)).  The notice, if mailed or delivered by electronic transmission in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice.  In any case, failure to give such notice or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.  Subject to Section 3.05, on and after the redemption date, interest ceases to accrue on Notes or portions of Notes called for redemption.

Section 3.05                             Deposit of Redemption Price.

(a)                                 No later than 11:00 a.m. (New York City time) on the redemption date, the Issuers shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued and unpaid interest on all Notes to be redeemed on that date.  If a Note is redeemed on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Holder of record on such Record Date.  The Paying Agent shall promptly mail (or otherwise deliver in accordance with the Applicable Procedures) to each Holder whose Notes are to be redeemed the applicable redemption price thereof and accrued and unpaid interest thereon.  The Trustee or the Paying Agent shall promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest on, all Notes to be redeemed.

(b)                                 If the Issuers comply with the provisions of Section 3.05(a), on and after the redemption, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuers to comply with Section 3.05(a), interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and, to the extent lawful, on any interest accrued to the redemption date not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

Section 3.06                             Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Issuers shall issue and, upon receipt of an Authentication Order, the Trustee shall promptly authenticate and mail (or otherwise deliver in accordance with the Applicable Procedures) to the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed portion of the Note surrendered representing the same Indebtedness to the extent not redeemed; provided that each new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.  It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officers’ Certificate is required for the Trustee to authenticate such new Note.

Section 3.07                             Optional Redemption.

(a)                                 On and after December 15, 2016, the Issuers may at their option redeem all or a portion of the Notes, upon notice pursuant to Section 3.03, at the redemption prices (expressed in percentages of principal amount on the redemption date) set forth below, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period commencing on December 15 of each of the years set forth below:

Year	Percentage
2016	105.063%
2017	103.375%
2018	101.688%
2019 and thereafter	100.000%

(b)                                 At any time prior to December 15, 2016, the Issuers may at their option on one or more occasions redeem Notes (including Additional Notes, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Notes (including Additional Notes, if any) issued prior to such date, upon notice pursuant to Section 3.03, at a redemption price (expressed as a percentage of principal amount) of 106.750%, plus accrued and unpaid interest to the redemption date, with an amount equal to the net cash proceeds from one or more Equity Offerings; provided, however, that (1) at least 65% of such aggregate principal amount of Notes (including Additional Notes, if any) remains outstanding immediately after the occurrence of each such redemption (with Notes held, directly or indirectly, by the Company or its Affiliates being deemed to be not outstanding for purposes of such calculation); and (2) the redemption occurs prior to 90 days after the date of the closing of the related Equity Offering.

(c)                                  Prior to December 15, 2016, the Issuers will be entitled, at their option, to redeem all or a portion of the Notes, upon notice pursuant to Section 3.03, at a redemption price equal to 100% of the principal amount of the Notes plus the Applicable Premium as of, and accrued and unpaid interest to, the redemption date (subject to the right of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date). The Company will notify the Trustee of the Applicable Premium with respect to the Notes promptly after the calculation thereof and the Trustee will not be responsible for such calculation.

(d)                                 Except pursuant to clause (b) or (c) of this Section 3.07, the Notes shall not be redeemable at the Issuers’ option prior to December 15, 2016.

(e)                                  Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06.

(f)                                   Any redemption notice in connection with this Section 3.07 may, at the Company’s discretion, be subject to one or more conditions precedent, including completion of an Equity Offering or other corporate transaction.

(g)                                  The Issuers may acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of this Indenture.

Section 3.08                             Mandatory Redemption.

The Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09                             Offers to Repurchase by Application of Excess Proceeds.

(a)                                 In the event that, pursuant to Section 4.16, the Issuers are required to commence an Asset Sale Offer, the Issuers will follow the procedures specified below.

(b)                                 The Asset Sale Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Asset Sale Offer Period”).  No later than five Business Days after the termination of the Asset Sale Offer Period (the “Asset Sale Offer Purchase Date”), the Issuers will apply all Excess Proceeds to the purchase of the aggregate principal amount of Notes and, if applicable, Pari Passu Indebtedness (on a pro rata basis as described below, if applicable) required to be purchased pursuant to Section 4.16 (the “Asset Sale Offer Amount”), or, if less than the Asset Sale Offer Amount of Notes (and, if applicable, Pari Passu Indebtedness) has been so validly tendered, all Notes and Pari Passu Indebtedness validly tendered in response to the Asset Sale Offer.

(c)                                  If the Asset Sale Offer Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest up to but excluding the Asset Sale Offer Purchase Date, shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date.

(d)                                 Upon the commencement of an Asset Sale Offer, the Issuers shall mail a notice to each of the Holders or otherwise deliver such notice in accordance with the Applicable Procedures, with a copy to the Trustee.  The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer.  The Asset Sale Offer shall be made to all Holders and, if required, all holders of Pari Passu Indebtedness.  The notice, which shall govern the terms of the Asset Sale Offer, shall state:

(1)                                 that an Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.16 and the expiration time of the Asset Sale Offer Period;

(2)                                 the Asset Sale Offer Amount, the purchase price, including the portion thereof representing any accrued and unpaid interest, and the Asset Sale Offer Purchase Date;

(3)                                 that Notes must be tendered in integral multiples of $1,000, and any Note not properly tendered or accepted for payment will remain outstanding and will continue to accrue interest;

(4)                                 that, unless the Issuers default in making the payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest on and after the Asset Sale Offer Purchase Date;

(5)                                 that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to such Note completed to the Paying Agent specified in the notice at the address specified in the notice prior to the expiration of the Asset Sale Offer Period;

(6)                                 that Holders shall be entitled to withdraw their election if the Issuers, the Depositary or the Paying Agent, as the case may be, receives at the address specified in the notice, not later than the expiration of the Asset Sale Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder tendered for purchase and a statement that such Holder is withdrawing its tendered Notes and its election to have such Note purchased;

(7)                                 that, if the aggregate principal amount of Notes and Pari Passu Indebtedness surrendered by the holders thereof exceeds the Asset Sale Offer Amount, then the Notes and such Pari Passu Indebtedness will be purchased on a pro rata basis based on the aggregate accreted value or principal amount, as applicable, of the Notes or such Pari Passu Indebtedness tendered and the selection of the Notes for purchase shall be made by the Trustee by such method as the Trustee in its sole discretion shall deem to be fair and appropriate, and in accordance with the Applicable Procedures in the case of Global Notes, although no Note having a principal amount of $2,000 shall be purchased in part;

(8)                                 that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (the unpurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof); and

(9)                                 the other procedures, as determined by the Issuers, consistent with this Section 3.09 that a Holder must follow.

(e)                                  On or before the Asset Sale Offer Purchase Date, the Issuers will, to the extent lawful, accept for payment, on a pro rata basis (as described above in clause (7) of Section 3.09(d)) to the extent necessary or as otherwise provided in Section 4.16, the Asset Sale Offer Amount of Notes and Pari Passu Indebtedness or portions thereof validly tendered and not properly withdrawn pursuant to the Asset Sale Offer, or, if less than the Asset Sale Offer Amount has been validly tendered and not properly withdrawn, all Notes and Pari Passu Indebtedness so tendered, in the case of the Notes, in whole number multiples of $1,000; provided that if, following repurchase of a portion of a Note, the remaining principal amount of such Note outstanding immediately after such repurchase would be less than $2,000, then the portion of such Note so repurchased shall be reduced so that the remaining principal amount of such Note outstanding immediately after such repurchase is $2,000.  The Issuers will deliver, or cause to be delivered, to the Trustee the Notes so accepted and an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof so accepted and that such Notes or portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section 3.09.  In addition, the Issuers will deliver all certificates and notes required, if any, by the agreements governing the Pari Passu Indebtedness.

(f)                                   The Paying Agent or the Issuers, as the case may be, will on, or promptly after, the Asset Sale Offer Purchase Date, mail or deliver to each tendering Holder or holder or lender of Pari Passu Indebtedness, as the case may be, an amount equal to the purchase price of the Notes or the Pari Passu Indebtedness so validly tendered and not properly withdrawn by such holder or lender, as the case may be, and accepted by the Issuers for purchase, and the Issuers will promptly issue a new Note, and the Trustee, upon receipt of an Authentication Order, will authenticate and mail or deliver (or cause to be transferred by book-entry) such new Note to such Holder in a principal amount equal to any unpurchased portion of the Note surrendered; provided that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.  In addition, the Issuers will take any and all other actions required by the agreements governing the Pari Passu Indebtedness.  Any Note not so accepted will be promptly mailed or delivered by the Issuers to the Holder thereof.  The Issuers will publicly announce the results of the Asset Sale Offer on or as soon as practicable after the Asset Sale Offer Purchase Date.

(g)                                  The Issuers will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to an Asset Sale Offer.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under this Indenture by virtue of such compliance.

ARTICLE 4

COVENANTS

Section 4.01                             Payment of Notes.

(a)                                 The Issuers shall pay, or cause to be paid, the principal, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes.  Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company, holds as of 11:00 a.m. (New York City) time, on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay the principal, premium, if any, and interest then due.

(b)                                 The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02                             Maintenance of Office or Agency.

The Issuers shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers and the Guarantors in respect of the Notes and this Indenture may be served.  The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuers may also from time to time designate additional offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.  The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.03.

Section 4.03                             Taxes.

The Company shall pay, and shall cause each of its Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments and governmental levies except (a) such as are being contested in good faith and by appropriate negotiations or proceedings or (b) where the failure to effect such payment would not have a material adverse effect (1) upon the financial condition, business or results of operations of the Company and its Restricted Subsidiaries and (2) on the ability of the Company and its Restricted Subsidiaries to perform their respective obligations under the Notes or this Indenture.

Section 4.04                             Stay, Extension and Usury Laws.

Each of the Issuers and the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Issuers and the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenant that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.05                             Corporate Existence.

Subject to Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (1) its limited liability company existence and the corporate, partnership, limited liability company or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and (2) the material rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership, limited liability company or other existence of any of its Restricted Subsidiaries (other than the Corporate Issuer), if the Company in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole.

Section 4.06                             Reports.

(a)                                 Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any Notes are outstanding, the Issuers will distribute, as provided below, the following information:

(1)                                 (a) within 105 days after the end of each fiscal year, an annual report including (i) the audited consolidated balance sheets and statements of equity of the Company as of the end of the most recent two fiscal years and audited consolidated statements of operations and cash flows of the Company for the most recent two fiscal years, including appropriate footnotes to such financial statements, prepared in accordance with GAAP and accompanied by an opinion of the Company’s independent public accountants of recognized national standing stating that such financial statements present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of the Company in conformity with GAAP and other customary matters, (ii) “Management’s Discussion and Analysis of the Financial Condition and Results of Operations” for the Company for such periods containing information of the type and scope included in the similarly captioned section of the Offering Circular, (iii) summary financial information with respect to Non-Guarantor Subsidiaries of the type and scope included in the Offering Circular, and (iv) information of the type and scope included in the Offering Circular under the captions “Business” and “Related Party Transactions”;

(2)                                 within 45 days after the end of each of the first three fiscal quarters of each fiscal year, a quarterly report including (i) the unaudited consolidated balance sheets of the Company as of the end of such fiscal quarter and the prior fiscal year and unaudited consolidated statements of operations and cash flows of the Company for such fiscal quarter (to the extent requested in writing by a noteholder) and the year-to-date periods ending on the unaudited consolidated balance sheet date and the comparable prior year periods, including appropriate footnotes to such financial statements, prepared in accordance with GAAP and certified by the chief financial officer, principal accounting officer, treasurer or controller of the Company as fairly presenting, in all material respects, the consolidated financial position and results of operations and cash flows of the Company, (ii) a “Management’s Discussion and Analysis of the Financial Condition and Results of Operations” for the Company for such periods containing information of the type and scope included in the similarly captioned section of the Offering Circular, and (iii) summary financial information with respect to Non-Guarantor Subsidiaries of the type and scope included in the Offering Circular; and

(3)                                 within five Business Days after the occurrence thereof, a notice of each of the following events:

(A)                               any acquisition or disposition (other than in the ordinary course of business) of assets representing at least 20% of the Company’s consolidated assets or consolidated annual earnings before interest, taxes, depreciation and amortization as represented in the most recently available annual consolidated financial statements of the Company;

(B)                               the addition or departure of the chief executive officer, chief financial officer or general counsel of the Company;

(C)                               the resignation of a member of the Board of Directors of the Company;

(D)                               the resignation, dismissal or refusal to stand for re-appointment of the Company’s independent public accountants who were previously engaged to audit the Company’s consolidated financial statements;

(E)                                (1) the conclusion, by the Company’s Board of Directors (or a committee thereof) or its officer(s) authorized to take such action, that any financial statements of the Company previously issued and distributed pursuant to Section 4.06(a)(1) or Section 4.06(a)(2) should no longer be relied upon because of an error (it being understood (i) that, for the avoidance of doubt, that a restatement (including, without limitation, the restatement of financial statements as a result of the completion of a stock split, the adoption of a plan to discontinue operations or the occurrence of events after the end of a reporting period covered by any financial statements that requires retroactive restatement upon any reissuance of such financial statements) shall be deemed not to constitute an error for these purposes; and (ii) that any such restated financial statements will, when available, be promptly distributed, except to the extent that such restated financial statements are not required to be re-issued under GAAP before the issuance of financial statements for a future reporting period that includes financial statements for the period requiring restatement, in which case such restated financials shall be delivered within the time periods set forth in Section 4.06(a)(1) or Section 4.06(a)(2), as applicable) in such financial statements; and (B) the Company being advised by, or its receipt of notice from, its independent public accountants that disclosure should be made or action should be taken to prevent future reliance on any audit report or completed interim review relating to any financial statements previously issued and distributed pursuant to Section 4.06(a)(1) or Section 4.06(a)(2);

(F)                                 the execution and delivery, by the Company or any of its Subsidiaries, of any agreement the performance of which will result in a Change of Control;

(G)                               the entry by the Company or its Restricted Subsidiaries into a definitive agreement not made in the ordinary course of business (excluding any compensatory agreements or arrangements with employees or directors), which agreement is material to the Company and its Subsidiaries, taken as a whole; and

(H)                              the incurrence by the Company or its Restricted Subsidiaries of a debt obligation or an off-balance sheet obligation, other than in the ordinary course of business, which obligation is material to the Company and its Subsidiaries, taken as a whole;

provided, that such distribution requirements shall be deemed to have been satisfied if the Company files all such information meeting the above requirements within the applicable time periods with the SEC through the SEC’s Electronic Data Gathering, Analysis, and Retrieval System (EDGAR) (or any successor system).

At any time that there shall be one or more Unrestricted Subsidiaries that, in the aggregate, hold more than 15.0% of Consolidated Tangible Assets, the annual and quarterly financial information required by Section 4.06(a)(1) and Section 4.06(a)(2) shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries.

For so long as any Notes remain outstanding, if the Company is not otherwise subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act or does not otherwise voluntarily file with the SEC reports and other information that would be required to be filed with the SEC pursuant to such sections, the Company will also furnish to Holders of the Notes, beneficial owners and prospective purchasers, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(b)                                 The Company will (1) distribute the information and reports described in Section 4.06(a)(1) and Section 4.06(a)(2) (the “Financial Reports”) electronically to the Trustee and (2) make the Financial Reports available to any Holder or beneficial owner of Notes, any prospective investor (which prospective investors shall be limited to “qualified institutional buyers” within the meaning of Rule 144A of the Securities Act or non-U.S. persons (as defined in Regulation S under the Securities Act) that certify their status as such to the reasonable satisfaction of the Company), any security analyst and any market maker affiliated with any initial purchaser by posting the Financial Reports on Intralinks or any comparable password protected online data system; provided that the Company shall not be required to make available any password or other login information to any person other than any such Holder, beneficial owner, prospective investor, security analyst or market maker that establishes its identity as such to the reasonable satisfaction of the Issuers. The Company shall ensure that (i) each annual Financial Report (each, an “Original Report”) remains available on Intralinks or such comparable password protected online data system, until an annual Financial Report in respect of the fiscal year ended two years after the fiscal year to which the Original Report relates shall have been posted on Intralinks or such comparable password protected online data system and (ii) the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” related to each Original Report remains available on Intralinks, or such comparable password protected online data system or such password protected website until an annual Financial Report in respect of the fiscal year ended two years after the fiscal year to with the Original Report relates shall have been posted on Intralinks, or such comparable password protected online data system.

(c)                                  In addition, with respect to any Financial Report described in Section 4.06(a)(1) or Section 4.06(a)(2), the Company will:

(1)                                 hold a quarterly conference call to discuss the information contained in such Financial Report not later than five Business Days from the time the Company furnishes such Financial Report to the Trustee; and

(2)                                 no fewer than three Business Days prior to the date of the conference call required to be held in accordance with clause (1) above, issue a press release to the appropriate U.S. wire services announcing the time and date of such conference call and directing the Holders or beneficial owners of, and prospective investors in (which prospective investors shall be limited to “qualified institutional buyers” within the meaning of Rule 144A of the Securities Act or non-U.S. persons (as defined in Regulation S under the Securities Act) that certify their status as such to the reasonable satisfaction of the Company), the Notes and securities analysts and market makers to contact an individual at the Company (for whom contact information shall be provided in such press release) to obtain such Financial Report and information on how to access such conference call.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 4.07                             Compliance Certificate.

(a)                                 The Issuers will deliver to the Trustee, within 120 days after the end of each fiscal year ending after the Issue Date, a certificate from the principal executive officer, principal financial officer or principal accounting officer of each Issuer stating that a review of the activities of the Company and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Company, the Corporate Issuer and each Guarantor has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each Officer signing such certificate, that to the best of such Officer’s knowledge, the Company, the Corporate Issuer and each Guarantor has kept, observed, performed and fulfilled each and every condition and covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (or, if a Default shall have occurred, describing all such Defaults of which such Officer may have knowledge and what action the Company, the Corporate Issuer and each Guarantor is taking or propose to take with respect thereto).

(b)                                 When any Default has occurred and is continuing under this Indenture, or if the Trustee or the holder of any other evidence of Indebtedness of the Company or any Subsidiary gives any notice or takes any other action with respect to a claimed Default, the Issuers will promptly (which shall be within 10 Business Days following the date on which the Issuers become aware of such Default, receive notice of such Default or become aware of such action, as applicable) send to the Trustee an Officers’ Certificate specifying such Default and what action the Issuers are taking or proposes to take with respect thereto.

Section 4.08                             Limitations on Restricted Payments.

(a)                                 The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment unless at the time of and after giving effect to such Restricted Payment:

(1)                                 no Default shall have occurred and be continuing or shall occur as a consequence thereof;

(2)                                 immediately after giving effect to such transaction on a pro forma basis, the Consolidated Fixed Charge Coverage Ratio would be at least 2:00 to 1:00; and

(3)                                 the amount of such Restricted Payment, when added to the aggregate amount of all other Restricted Payments made after the Issue Date (other than Restricted Payments made pursuant to clause (2), (3), (4), (5), (6) (7), (8) or (9) of Section 4.08(b)), would not exceed the sum (the “Restricted Payments Basket”) of (without duplication):

(A)                               50% of Consolidated Net Income for the period (taken as one accounting period) from April 1, 2013 to and including the last day of the fiscal quarter ended immediately prior to the date of such calculation for which consolidated financial statements are available (or, if such Consolidated Net Income shall be a deficit, minus 100% of such aggregate deficit), plus

(B)                               100% of the aggregate net cash proceeds or the Fair Market Value (as determined by the Board of Directors of the Company) of any assets to be used in a Permitted Business received by the Company either (i) as contributions to the common equity of the Company after the Issue Date or (ii) received by the Company from the issuance and sale of Qualified Equity Interests after the Issue Date, other than:

(x)                                 net cash proceeds received from an issuance or sale of such Qualified Equity Interests to a Subsidiary of the Company or to an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination; and

(y)                                 net cash proceeds received by the Company from the issue and sale of its Equity Interests or capital contributions to the extent applied to redeem Notes in compliance with Section 3.07(c); plus

(C)                               the aggregate amount by which Indebtedness of the Company or any Restricted Subsidiary is reduced on the Company’s balance sheet upon the conversion or exchange (other than in respect of Indebtedness held by a Subsidiary of the Company) of Indebtedness into Qualified Equity Interests after the Issue Date (less the amount of any cash, or the fair value of assets, distributed by the Company or any Restricted Subsidiary upon such conversion or exchange), plus

(D)                               in the case of the disposition or repayment of or return on any Investment that was treated as a Restricted Payment made after the Issue Date, an amount (to the extent not included in the computation of Consolidated Net Income) equal to the lesser of (i) the return of capital with respect to such Investment and (ii) the amount of such Investment that was treated as a

Restricted Payment, in either case, less the cost of the disposition of such Investment and net of taxes, plus

(E)                                upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, to the extent not already included in Consolidated Net Income, the lesser of (i) the Fair Market Value of the Company’s proportionate interest in such Subsidiary immediately following such Redesignation, and (ii) the aggregate amount of the Company’s Investments in such Subsidiary to the extent such Investments reduced the amount available for subsequent Restricted Payments under this Section 4.08(a)(3) and were not previously repaid or otherwise reduced, plus

(F)                                 100% of the principal amount of, or, if issued at a discount, the accreted value of, any obligation guaranteed by the Company or any Restricted Subsidiary pursuant to Section 4.09(b)(16) incurred after the Issue Date that is subsequently released (other than due to a payment on such guarantee), but only to the extent that such guarantee constituted a Restricted Payment that reduced the amount available under the Restricted Payments Basket.

(b)                                 The foregoing provisions shall not prohibit:

(1)                                 the payment by the Company or any Restricted Subsidiary of any dividend or similar distribution within 60 days after the date of declaration thereof, if on the date of declaration the payment would have complied with the provisions of this Indenture;

(2)                                 any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness of the Company, the Corporate Issuer or any Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Indebtedness of the Company, the Corporate Issuer or a Guarantor, so long as such refinancing Subordinated Indebtedness of the Company, the Corporate Issuer or of such Guarantor is permitted to be incurred pursuant to Section 4.09 and constitutes Refinancing Indebtedness;

(3)                                 the repurchase, redemption, defeasance or other acquisition or retirement for value of Equity Interests of the Company held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates) of the Company or any Restricted Subsidiary, in each case, upon their bankruptcy or petition for bankruptcy, death, disability, retirement, severance or termination of employment or service or any other repurchase event set forth pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement or benefit plan of any kind; provided that the aggregate cash consideration paid for all such redemptions shall not exceed $2.0 million during any calendar year (it being understood, however, that unused amounts permitted to be paid pursuant to this proviso are available to be carried over to the immediately succeeding calendar years);

(4)                                 repurchases of Equity Interests deemed to occur upon the exercise, conversion or exchange of stock options, warrants, other rights to purchase Equity Interests or other convertible or exchangeable securities if such Equity Interests represent all or a portion of the exercise price thereof or upon the vesting of restricted stock, restricted stock units or similar equity incentives to satisfy tax withholding or similar tax obligations with respect thereto;

(5)                                 the payment, by the Company, of cash in lieu of the issuance of fractional shares or Units upon the exercise of any option, warrant or similar instrument or upon the conversion or exchange of Equity Interests of the Company;

(6)                                 so long as the Company is a partnership or a disregarded entity for U.S. federal income tax purposes, the making of Permitted Tax Distributions;

(7)                                 Restricted Payments in an aggregate amount, when taken together with all Restricted Payments made pursuant to this clause (7), that does not exceed the greater of (a) $7.5 million and (b) 2.0% of Consolidated Tangible Assets;

(8)                                 any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Equity Interests, Disqualified Equity Interests or Subordinated Indebtedness of the Company, the Corporate Issuer or any Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Equity Interests of the Company (other than Disqualified Equity Interests and other than Equity Interests issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination) or contributions to the common equity of the Company; provided, however, that the net cash proceeds from any such sale of Equity Interests or any amounts so contributed to the common equity of the Company will be excluded from Section 4.08(a)(3)(B).

(9)                                 any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Equity Interests of the Company or a Restricted Subsidiary made by exchange for or out of the proceeds of the substantially concurrent sale of Disqualified Equity Interests of the Company or such Restricted Subsidiary, as the case may be, so long as such refinancing Disqualified Equity Interests is permitted to be incurred pursuant Section 4.09 and constitutes Refinancing Indebtedness;

(10)                          the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness (a) at a purchase price not greater than 101% of the principal amount of such Subordinated Indebtedness in the event of a Change of Control in accordance with provisions similar to those in Section 4.15 or (b) at a purchase price not greater than 100% of the principal amount thereof in accordance with provisions similar to those in Section 4.16; provided that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Issuers have made the Change of Control Offer or Asset Sale Offer, as applicable, as provided in such covenant with respect to the Notes and have completed the repurchase or redemption of all Notes validly tendered for payment in connection with such Change of Control Offer or Asset Sale Offer;

(c)                                  The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or a Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment; provided that such determination of Fair Market Value shall be made in good faith by the Board of Directors of the Company or an authorized committee thereof if such Fair Market Value shall exceed $20.0 million. The amount of any Restricted Payment paid in cash shall be its face amount.

Section 4.09                             Limitations on Additional Indebtedness.

(a)                                 The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness); provided, however; that the Company or any Guarantor may incur additional Indebtedness (including Acquired Indebtedness) if no Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of the Indebtedness and if, after giving effect thereto on a pro forma basis, either (i) the Consolidated Fixed Charge Coverage Ratio would be at least 2.00 to 1.00, or (ii) the Indebtedness to Tangible Net Worth Ratio would be no more than 2.25 to 1.00.

(b)                                 Section 4.09(a) shall not prohibit the incurrence of the following Indebtedness (collectively, “Permitted Indebtedness”):

(1)                                 the incurrence by the Company, the Corporate Issuer or any Guarantor (and the Guarantee thereof by the Company, the Corporate Issuer or any such Guarantor) of Indebtedness under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed the greater of (a) $100.0 million and (b) 25% of Consolidated Tangible Assets at the time of incurrence;

(2)                                 the Notes and the Note Guarantees issued on the Issue Date;

(3)                                 Indebtedness of the Company, the Corporate Issuer and the Restricted Subsidiaries to the extent existing on the Issue Date (other than Indebtedness referred to in clauses (1), (2), (4), (5), (6), (8), (9), (10), (12), (14), (15), (16) and (17) of this Section 4.09(b));

(4)                                 Indebtedness of the Company and the Restricted Subsidiaries under Hedging Obligations incurred in the ordinary course of business and not for speculative purposes;

(5)                                 Indebtedness of the Company owed to and held by a Restricted Subsidiary and Indebtedness of any Restricted Subsidiary owed to and held by the Company or any other Restricted Subsidiary; provided, however, that (a) any Indebtedness of the Company or the Corporate Issuer owed to a Non-Guarantor Subsidiary is unsecured and subordinated, pursuant to a written agreement, to the Company’s or Corporate Issuer’s obligations under this Indenture and the Notes, (b) any Indebtedness of a Guarantor owed to a Non-Guarantor Subsidiary is unsecured and subordinated, pursuant to a written agreement, to such Guarantor’s obligations under this Indenture and its Note Guarantee, and (c) upon any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or such Indebtedness being owed to any Person other than the Company or a Restricted Subsidiary, such Restricted Subsidiary shall be deemed to have incurred Indebtedness not permitted by this clause (5);

(6)                                 The incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, performance and surety bonds in the ordinary course of business, deposits made to secure performance of tenders, bids, leases, statutory obligations, progress payments, government contracts or other ordinary course obligations (in each case, not constituting Indebtedness for borrowed money) customary in the homebuilding industry;

(7)                                 Purchase Money Indebtedness incurred by the Company or any Restricted Subsidiary, and any Indebtedness of the Company or a Restricted Subsidiary which serves to refund or refinance any Indebtedness incurred pursuant to this clause (7), in an aggregate amount not to exceed at any time outstanding the greater of (a) $10.0 million and (b) 2.5% of Consolidated Tangible Assets;

(8)                                 Non-Recourse Indebtedness of the Company or any Restricted Subsidiary incurred for the acquisition, development and/or improvement of real property and secured by Liens only on such real property and Directly Related Assets;

(9)                                 Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within ten Business Days of incurrence;

(10)                          Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(11)                          Refinancing Indebtedness with respect to Indebtedness incurred pursuant to Section 4.09(a) and clauses (2), (3), (13) or this clause (11) of this Section 4.09(b);

(12)                          the guarantee by (a) the Company, the Corporate Issuer or any Guarantor of Indebtedness (other than Indebtedness incurred pursuant to clause (8) or (16) of this Section 4.09(b)) of the Company or a Restricted Subsidiary that was permitted to be incurred by another provision of this Section 4.09; provided, that to the extent such Indebtedness is a subordinated obligation, the guarantee thereof by the Company, the Corporate Issuer or such Guarantor shall be subordinated in right of payment to the Notes or the applicable Note Guarantee, as the case may be and (b) Non-Guarantor Subsidiaries of Indebtedness incurred by Non-Guarantor Subsidiaries in accordance with the provisions of this Indenture;

(13)                          Indebtedness of Persons incurred and outstanding on the date on which such Person became a Restricted Subsidiary or was acquired by, or merged into, the Company or any Restricted Subsidiary (other than Indebtedness incurred (a) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company or such Restricted Subsidiary or (b) otherwise in connection with, or in contemplation of, such acquisition); provided, however, that at the time such Person is acquired, either

(A)                               the Company would have been able to incur at least $1.00 of additional Indebtedness pursuant to Section 4.09(a) on a pro forma basis after giving effect to the incurrence of such Indebtedness pursuant to this clause (13); or

(B)                               on a pro forma basis, either (i) the Consolidated Fixed Charge Coverage Ratio of the Company and its Restricted Subsidiaries would be higher than such ratio immediately prior to such acquisition or merger; or (ii) the Indebtedness to Tangible Net Worth Ratio of the Company and its Restricted Subsidiaries would be lower than such ratio immediately prior to such acquisition or merger;

(14)                          the incurrence of Indebtedness by the Company or a Restricted Subsidiary in respect of a PAPA;

(15)                          the incurrence by the Company or any of its Restricted Subsidiaries of obligations, guarantees and pledges (in each case, other than in respect of Indebtedness for borrowed money) incurred in the ordinary course of business pursuant to arrangements customary in the homebuilding industry relating to (i) the formation of or payments due in respect of community facility district, metro-district, local improvement and other similar financing and assessment districts; or (ii) bond financings of political subdivisions or enterprises thereof;

(16)                          any guarantee of Indebtedness or other obligations of a joint venture engaged in a Permitted Business; provided that such Guarantee constitutes a Permitted Investment under clause (18) of the definition thereof or is a Restricted Payment that is made in accordance Section 4.08;

(17)                          the incurrence by the Company or any of its Restricted Subsidiaries of obligations (other than in respect of Indebtedness for borrowed money) under an arrangement customary in the homebuilding industry with any government authority, quasi-governmental entity, utility, adjoining (or common master plan) landowner or seller of real property, in each case entered into in the ordinary course of business in connection with the acquisition of real property, to entitle, develop or construct infrastructure upon such real property;

(18)                          the incurrence by the Company or any Restricted Subsidiary of Indebtedness deemed to exist pursuant to the terms of a joint venture agreement as a result of a failure of the Company or such Restricted Subsidiary to make a required capital contribution therein; provided that the only recourse on such Indebtedness is limited to the Company’s or such Restricted Subsidiary’s equity interests in the related joint venture; and

(19)                          Indebtedness of the Company or any Restricted Subsidiary in an aggregate amount, not to exceed $20.0 million at any time outstanding.

No Restricted Subsidiary (other than the Corporate Issuer or a Guarantor) shall incur any Indebtedness under Section 4.09(a) and Section 4.09(b) if the proceeds thereof are used, directly or indirectly, to refinance any Indebtedness of the Company, the Corporate Issuer or a Guarantor.

(c)                                  For purposes of determining compliance with this Section 4.09:

(1)                                 in the event that Indebtedness meets the criteria of more than one of the types of Permitted Indebtedness described in Section 4.09(b), the Company, in its sole discretion, will classify such item of Permitted Indebtedness on the date of incurrence and may later reclassify such item of Indebtedness in any manner that complies with Section 4.09(b) and will be entitled to divide the amount and type of such Indebtedness among more than one of such clauses under Section 4.09(b); provided that all Indebtedness (or portion thereof) incurred under Section 4.09(b)(1), shall be deemed incurred under Section 4.09(b)(1) and not Section 4.09(a) or Section 4.09(b)(3) and may not later be reclassified;

(2)                                 if obligations in respect of letters of credit are incurred pursuant to a Credit Facility and relate to other Indebtedness, then such letters of credit shall be treated as incurred pursuant to Section 4.09(b)(1) above and such other Indebtedness shall not be included; and

(3)                                 except as provided in Section 4.09(c)(2), Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included.

(d)                                 Accrual of interest, accrual of dividends, the accretion of accreted value, the amortization of debt discount, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of preferred stock or Disqualified Equity Interests shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.09; provided, however, that each of the foregoing shall be treated as an incurrence of Indebtedness for purposes of calculating the Indebtedness to Tangible Net Worth Ratio.

(e)                                  For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

Section 4.10                             Limitations on Liens.

The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien (a “Triggering Lien”) of any nature whatsoever against any property or assets now owned or hereafter acquired by the Company or such Restricted Subsidiary (including Equity Interests of a Subsidiary), or any proceeds, income or profits therefrom, securing any Indebtedness, except Permitted Liens, unless substantially contemporaneously with the incurrence, assumption or existence of such Lien all payments and other obligations due under this Indenture and the Notes (or under a Note Guarantee in the case of Liens of a Guarantor) are secured on an equal and ratable basis (or on a senior priority basis, in the event the other Indebtedness is Subordinated Indebtedness) with the obligations so secured until such time as such obligations are no longer secured by a Triggering Lien.

Section 4.11                             Additional Note Guarantees.

(a)                                 After the Issue Date, the Company shall cause each Restricted Subsidiary (other than the Corporate Issuer) that is a Domestic Subsidiary, other than any Immaterial Subsidiary, created or acquired by the Company or one or more of its Restricted Subsidiaries to execute and deliver to the Trustee a supplemental indenture to this Indenture pursuant to which such Restricted Subsidiary will irrevocably and unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest on the Notes on a senior basis and all other obligations under this Indenture.

(b)                                 Notwithstanding the foregoing, at each time of distribution of financial information pursuant to Section 4.06 the Company shall calculate the total assets and homebuilding revenues of all Immaterial Subsidiaries of the Company.  In the event that the total assets or homebuilding revenues of all Immaterial Subsidiaries would exceed 5.0% of the Company’s consolidated total assets or homebuilding revenues, in each case determined in accordance with GAAP and as shown on the Company’s consolidated balance sheet as of the last date of the fiscal quarter for which financial statements are required to be distributed, in the case of assets, and its consolidated statement of operations for the period of the most recent four consecutive fiscal quarters ending prior to the date for which financial statements are required to be distributed, in the case of homebuilding revenues, the Company shall, within 30 days of the date of distribution of such financial information, cause one or more Immaterial Subsidiaries of the Company to provide Note Guarantees as and to the extent required to cause the assets and sales of all Immaterial Subsidiaries of the Company not to exceed 5.0% of the Company’s consolidated total assets or homebuilding revenues.

(c)                                  The obligations or each Guarantor shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any Guarantees under the Credit Facility) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

Section 4.12                             Limitations on Dividend and Other Restrictions Affecting Restricted Subsidiaries.

The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(a)                                 pay dividends or make any other distributions on or in respect of its Equity Interests to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness or other obligations owed to the Company or any Restricted Subsidiary (it being understood that the priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common equity capital shall not be deemed a restriction on the ability to make distributions on Equity Interests);

(b)                                 make loans or advances or pay any Indebtedness or other obligations owed to the Company or any other Restricted Subsidiary; or

(c)                                  sell, lease or transfer any of its property or assets to the Company or any other Restricted Subsidiary (it being understood that such transfers shall not include any type of transfer described in clause (a) or (b) of this Section 4.12); except for:

(1)                                 encumbrances or restrictions existing under or by reason of applicable law, rule, regulation or order;

(2)                                 encumbrances or restrictions existing under this Indenture, the Notes and the Note Guarantees;

(3)                                 non-assignment provisions of any contract, license or any lease entered into in the ordinary course of business;

(4)                                 encumbrances or restrictions existing under agreements in effect at or entered into on the Issue Date;

(5)                                 in the case of clause (c) of this Section 4.12, restrictions on the transfer of assets subject to any Lien permitted under this Indenture imposed by the holder of such Lien;

(6)                                 restrictions on the transfer of assets imposed under any agreement to sell such assets permitted under this Indenture to any Person pending the closing of such sale;

(7)                                 any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the assets of any Person, other than the Person or the assets so acquired (including after-acquired property);

(8)                                 encumbrances or restrictions arising in connection with Refinancing Indebtedness; provided, however, that any such encumbrances and restrictions are not, in the good faith determination of the Board of Directors of the Company, materially more restrictive, taken as a whole, than those contained in the agreements creating or evidencing the Indebtedness being refinanced;

(9)                                 provisions limiting the disposition or distribution of assets or property in joint venture or partnership agreements, asset sale agreements, leases, licenses, agreements governing Sale and Leaseback Transactions, stock sale agreements and other similar agreements entered into in the ordinary course of business and with the approval of the Company’s Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;

(10)                          Purchase Money Indebtedness incurred in compliance with Section 4.09 to the extent they impose restrictions of the nature described in clause (c) of this Section 4.12 on the assets acquired;

(11)                          Non-Recourse Indebtedness incurred in compliance with Section 4.09 to the extent they impose restrictions of the nature described in clause (c) of this Section 4.12 on the assets secured by such Non-Recourse Indebtedness or on the Equity Interests in the Person holding such assets;

(12)                          customary restrictions in other Indebtedness incurred in compliance with Section 4.09; provided that such restrictions, taken as a whole, are, in the good faith determination of the Board of Directors of the Company, no more materially restrictive with respect to such encumbrances and restrictions than those contained in the existing agreements referenced in clause (4) of this Section 4.12(c);

(13)                          restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business

(14)                          encumbrances or restrictions existing under (A) development agreements or other contracts entered into with municipal entities, agencies or sponsors in connection with the entitlement or development of real property; (B) agreements for funding of infrastructure, including, without limitation, in respect of community facility district, metro-district, Mello-Roos, local improvement, and other similar financing and assessment districts; or (C) bond financings of political subdivisions or enterprises thereof, in each case to the extent entered into in the ordinary course of business pursuant to arrangements customary in the homebuilding industry (and not, for the avoidance of doubt, in respect of or in connection with the incurrence of Indebtedness for borrowed money);

(15)                          encumbrances or restrictions existing under Credit Facilities that, taken as a whole, are, in the good faith determination of the Board of Directors of the Company, customary for Credit Facilities of Persons engaged in a Permitted Business; and

(16)                          any encumbrances or restrictions imposed by any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (15) of this Section 4.12(c); provided that such amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are, in the good faith determination of the Board of Directors of the Company, not materially more restrictive, taken as a whole, with respect to such encumbrances and restrictions than those prior to such amendment or refinancing.

Section 4.13                             Limitations on Designation of Unrestricted Subsidiaries.

(a)                                 The Company may designate any Subsidiary of the Company (other than the Corporate Issuer), including any newly acquired or newly formed Subsidiary, as an “Unrestricted Subsidiary” under this Indenture (a “Designation”) only if:

(1)                                 no Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

(2)                                 the Company would be permitted to make, and shall be deemed to make, at the time of such Designation, (a) a Permitted Investment or (b) an Investment pursuant to Section 4.08 in either case, in an amount (the “Designation Amount”) equal to the Fair Market Value of the Company’s proportionate interest in such Subsidiary on such date;

(3)                                 neither the Company nor any of its other Subsidiaries (other than Unrestricted Subsidiaries) (x) provides any direct or indirect credit support for any Indebtedness of such Subsidiary or (y) is directly or indirectly liable for any Indebtedness of such Subsidiary other than, in the case of each of (x) and (y), such Investments constitute Permitted Investments or are otherwise permitted pursuant to Section 4.08;

(4)                                 the Subsidiary to be so designated and its Subsidiaries do not at the time of Designation own any Equity Interests or Indebtedness of, or own or hold any Lien with respect to, the Company or any other Restricted Subsidiary of the Company that is not a Subsidiary of the Subsidiary so designated;

(5)                                 such Subsidiary is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary unless the terms of the agreement, contract, arrangement or understanding (x) are no less favorable to the Company or the Restricted Subsidiary than those that would be reasonably expected to be obtained at the time from Persons who are not Affiliates of the Company or such Restricted Subsidiary or (y) would be permitted as (a) an Affiliate Transaction under and in compliance with Section 4.14, (b) an Asset Sale under and in compliance with Section 4.16, (c) a Permitted Investment or (d) an Investment under and in compliance with Section 4.08;

(6)                                 such Subsidiary is a Person with respect to which neither the Company nor any Restricted Subsidiary has any direct or indirect obligation (x) to subscribe for additional Equity Interests of such Subsidiary or (y) to maintain or preserve the Person’s financial condition or to cause the Person to achieve any specified levels of operating results, except, in the case of (x) and (y), to the extent such obligations constitute Permitted Investments or are permitted pursuant to Section 4.08; and

(7)                                 such Subsidiary has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any Restricted Subsidiary, except for any guarantee given solely to support the pledge by the Company or any Restricted Subsidiary of the Equity Interest of such Unrestricted Subsidiary, which guarantee is not recourse to the Company or any Restricted Subsidiary, and except to the extent the amount thereof constitutes a Restricted Payment permitted pursuant to Section 4.08.

If, at any time after the Designation, any Unrestricted Subsidiary fails to meet the requirements set forth in this Section 4.13(a), it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of the Subsidiary and any Liens on assets of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of such time and, if the Indebtedness is not permitted to be incurred under Section 4.09 or the Lien is not permitted under Section 4.10, the Company shall be in default of the applicable covenant. As of the Issue Date, the Company shall be deemed to have Designated Reliant Structural Warranty Insurance Company, Inc. as an Unrestricted Subsidiary.

(b)                                 The Company may redesignate an Unrestricted Subsidiary as a Restricted Subsidiary (a “Redesignation”) only if:

(1)                                 no Default shall have occurred and be continuing at the time of and after giving effect to such Redesignation;

(2)                                 (a) the Company would be able to incur at least $1.00 of additional Indebtedness pursuant to Section 4.09(a) or (b) either (i) the Consolidated Fixed Charge Coverage Ratio of the Company and its Restricted Subsidiaries would be greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such Redesignation or (ii) the Indebtedness to Tangible Net Worth Ratio of the Company and its Restricted Subsidiaries would be lower than such ratio for the Company and its Restricted Subsidiaries immediately prior to such Redesignation, in each case on a pro forma basis taking into account such Redesignation; and

(3)                                 all Liens, Indebtedness and Investments of such Unrestricted Subsidiary outstanding immediately following such Redesignation would, if incurred or made at such time, have been permitted to be incurred or made for all purposes of this Indenture.

(c)                                  All Designations and Redesignations must be evidenced by resolutions of the Board of Directors of the Company delivered to the Trustee and certifying compliance with the foregoing provisions.

Section 4.14                             Limitations on Transactions with Affiliates.

(a)                                 The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, in one transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (an “Affiliate Transaction”) involving aggregate value expended or received by the Company or any Restricted Subsidiary in excess of $1.0 million, unless:

(1)                                 such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that could be obtained in a comparable transaction at such time on an arm’s-length basis by the Company or that Restricted Subsidiary from a Person that is not an Affiliate of the Company or that Restricted Subsidiary; and

(2)                                 the Company delivers to the Trustee:

(A)                               with respect to any Affiliate Transaction involving aggregate value expended or received by the Company or any Restricted Subsidiary in excess of $5.0 million, an Officers’ Certificate of the Company certifying that such Affiliate Transaction complies with clause (a)(1) of this Section 4.14 and which sets forth and authenticates a resolution that has been adopted by the majority of the members of the Board of Directors of the Company approving such Affiliate Transaction; and

(B)                               with respect to any Affiliate Transaction involving aggregate value expended or received by the Company or any Restricted Subsidiary in excess of $20.0 million, a written opinion as to the fairness of such Affiliate Transaction to the Company or such Restricted Subsidiary from a financial point of view issued by an Independent Financial Advisor.

(b)                                 Section 4.14(a) shall not apply to:

(1)                                 transactions exclusively between or among (a) the Company and one or more Restricted Subsidiaries or (b) Restricted Subsidiaries; provided, in each case, that no Affiliate of the Company (other than another Restricted Subsidiary) owns Equity Interests of such Restricted Subsidiary;

(2)                                 reasonable director, officer, employee and consultant compensation (including bonuses), reimbursement of expenses and other benefits (including retirement, health, stock and other benefit plans) and indemnification and insurance arrangements;

(3)                                 any Permitted Investment (other than any Permitted Investment made in accordance with clause (2) of the definition of “Permitted Investments”);

(4)                                 any agreement as in effect as of the Issue Date or any extension, amendment or modification thereto (so long as any such extension, amendment or modification satisfies the requirements set forth in clause (a)(1) of this Section 4.14) or any transaction contemplated thereby;

(5)                                 Restricted Payments which are made in accordance with Section 4.08;

(6)                                 issuances, sales or other dispositions of Qualified Equity Interests of the Company to an Affiliate or the making of any contribution to the common equity of the Company by an Affiliate;

(7)                                 transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of the business of the Company and its Restricted Subsidiaries and otherwise in compliance with the terms of this Indenture; provided that in the reasonable determination of the members of the Board of Directors or Senior Management of the Company, such transactions are on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that could have been obtained at the time of such transactions in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person;

(8)                                 transactions with a Person (other than an Unrestricted Subsidiary) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(9)                                 any agreement between any Person and an Affiliate of such Person existing at the time such Person is acquired by or merged into the Company or a Restricted Subsidiary; provided that such agreement was not entered into in contemplation of such acquisition or merger, and any amendment thereto, so long as any such amendment is not disadvantageous to the Holders in the good faith judgment of the Board of Directors of the Company, when taken as a whole, as compared to the applicable agreement as in effect on the date of such acquisition or merger;

(10)                          loans and advances to directors, officers and employees of the Company and the Restricted Subsidiaries in the ordinary course of business not to exceed $2.0 million at any one time outstanding (without giving effect to the forgiveness of any such loan); and

(11)                          earnest money deposits in connection with purchases of land or lots in the ordinary course of the business of the Company and its Restricted Subsidiaries; provided that in the reasonable determination of the members of the Board of Directors or Senior Management of the Company, such transactions are on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that could have been obtained at the time of such transactions in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; provided further that the related purchase of land or lots and the transaction documents related thereto shall not be exempt from the first paragraph of this covenant by operation of this clause (11).

Section 4.15                             Offer to Repurchase Upon Change of Control.

(a)                                 If a Change of Control occurs, unless the Issuers have exercised their right to redeem all of the Notes pursuant to Sections 3.03 and 3.07, the Issuers will make an offer to purchase all of the Notes (the “Change of Control Offer”) at a purchase price in cash equal to 101% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Purchase Price”), subject to the right of Holders of record on a Record Date to receive any interest due on the Change of Control Payment Date.  No later than 30 days following any Change of Control, unless the Issuers have exercised their right to redeem all of the Notes pursuant to Sections 3.03 and 3.07, the Issuers will mail (or otherwise deliver with the Applicable Procedures) a notice of such Change of Control Offer to each Holder or otherwise deliver such notice in accordance with the Applicable Procedures, with a copy to the Trustee, stating:

(1)                                 that a Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for purchase by the Issuers at the Change of Control Purchase Price (subject to the right of Holders of record on the applicable Record Date to receive interest due on the Change of Control Payment Date);

(2)                                 the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed or otherwise delivered in accordance with the Applicable Procedures) (the “Change of Control Payment Date”);

(3)                                 that Notes must be tendered in integral multiples of $1,000, and any Note not properly tendered will remain outstanding and continue to accrue interest;

(4)                                 that, unless the Issuers default in the payment of the Change of Control Payment, any Note accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on and after the Change of Control Payment Date;

(5)                                 that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” attached to such Notes completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the expiration date of such Change of Control Offer;

(6)                                 that Holders shall be entitled to withdraw their tendered Notes and their election to require the Company to purchase such Notes; provided that the Paying Agent receives at the address specified in the notice, not later than the expiration date of such Change of Control Offer, a telegram, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(7)                                 that, if a Holder is tendering less than all of its Notes, such Holder will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (the unpurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof); and

(8)                                 the other procedures, as determined by the Issuers, consistent with this Section 4.15 that a Holder must follow in order to have its Notes purchased.

The notice, if mailed or otherwise delivered in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice.  If (A) the notice is mailed in a manner herein provided and (B) any Holder fails to receive such notice or a Holder receives such notice but it is defective, such Holder’s failure to receive such notice or such defect shall not affect the validity of the proceedings for the purchase of the Notes as to all other Holders that properly received such notice without defect.

(b)                                 On the Change of Control Payment Date, the Issuers will, to the extent lawful:

(1)                                 accept for payment all Notes or portions of Notes in integral multiples of $1,000 properly tendered pursuant to the Change of Control Offer, provided that if, following repurchase of a portion of a Note, the remaining principal amount of such Note outstanding immediately after such repurchase would be less than $2,000, then the portion of such Note so repurchased shall be reduced so that the remaining principal amount of such Note outstanding immediately after such repurchase is $2,000;

(2)                                 deposit with the Paying Agent an amount equal to the Change of Control Purchase Price in respect of all Notes or portions of Notes so tendered; and

(3)                                 deliver or cause to be delivered to the Trustee for cancellation the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuers in accordance with this Section 4.15.

(c)                                  The Paying Agent will promptly mail (or otherwise deliver in accordance with the Applicable Procedures) to each Holder of Notes so tendered the Change of Control Purchase Price for such Notes, and the Trustee will promptly authenticate and mail (or otherwise deliver in accordance with the Applicable Procedures) or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof.

(d)                                 If the Change of Control Payment Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest to the Change of Control Payment Date will be paid on the Change of Control Payment Date to the Person in whose name a Note is registered at the close of business on such Record Date.

(e)                                  The Issuers shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 applicable to a Change of

Control Offer made by the Issuers and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

(f)                                   The Issuers will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.15, the Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section 4.15 by virtue of their compliance with such securities laws or regulations.

(g)                                  Notwithstanding anything otherwise to the contrary in this Section 4.15, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the occurrence of such Change of Control, if a definitive agreement is in place for the Change of Control at the time of the making of the Change of Control Offer.

Section 4.16                             Limitations on Asset Sales.

(a)                                 The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, cause, make, suffer to exist or consummate any Asset Sale unless:

(1)                                 the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (such Fair Market Value to be determined on the date of contractually agreeing to such Asset Sale) of the assets subject to such Asset Sale; and

(2)                                 at least 70% of the consideration received by the Company or such Restricted Subsidiary, as the case may be, in such Asset Sale consists of cash or Cash Equivalents.

For the purposes of clause (2) of this Section 4.16(a) and for no other purpose, the following shall be deemed to be cash:

(1)                                 the amount (without duplication) of any Indebtedness (other than contingent liabilities and Subordinated Indebtedness) of the Company or such Restricted Subsidiary (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet) that is expressly assumed by the transferee in such Asset Sale and with respect to which the Company and all Restricted Subsidiaries have been validly and unconditionally released by the holder of such Indebtedness in writing;

(2)                                 the amount of any securities, notes or other obligations received by the Company or any Restricted Subsidiary from such transferee that are within 120 days following the closing of such Asset Sale converted by the Company or such Restricted Subsidiary to cash (to the extent of the cash actually so received); and

(3)                                 any Designated Non-cash Consideration received by the Company or any Restricted Subsidiary in such Asset Sale the Fair Market Value of which, when taken together with all other Designated Non-cash Consideration received since the Issue Date pursuant to this clause (3) (and not subsequently converted into Cash Equivalents that are treated as Net Available Proceeds of an Asset Sale), does not exceed the greater of (i) $15.0 million and (ii) 3.0% of Consolidated Tangible Assets at the time of the receipt of such Designated Non-cash Consideration, with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

(b)                                 If the Company or any Restricted Subsidiary engages in an Asset Sale, the Company or such Restricted Subsidiary shall, no later than 365 days following the receipt of the Net Available Proceeds, apply all or any of the Net Available Proceeds therefrom to:

(1)                                 to permanently repay, prepay, redeem or repurchase:

(A)                               Obligations under (i) secured Indebtedness under any Credit Facility (and permanently reduce commitments with respect thereto) and (ii) secured Indebtedness of the Company and the Corporate Issuer, if applicable (other than any Disqualified Equity Interests or Subordinated Indebtedness), or secured Indebtedness of a Guarantor, in each case other than Indebtedness owed to the Company or an Affiliate of the Company;

(B)                               Obligations under this Indenture, the Notes and the Note Guarantees or any other Pari Passu Indebtedness of the Company, the Corporate Issuer or any Guarantor; provided that if the Company or any Restricted Subsidiary shall so repay or prepay any such other Pari Passu Indebtedness, the Issuers will reduce Obligations under this Indenture, the Notes and the Notes Guarantees on a pro rata basis (based on the amount so applied to such repayments or prepayments) by, at their option, (i) redeeming Notes pursuant to Section 3.07, (ii) making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their Notes at a purchase price of at least 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, thereon up to the principal amount of Notes to be repurchased or (iii) purchasing Notes through privately negotiated transactions or open market purchases, in a manner that complies with this Indenture and applicable securities law, at a price not less than 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, thereon; or

(C)                               Indebtedness of a Non-Guarantor Subsidiary, other than Indebtedness owed to the Company or an Affiliate of the Company;

(2)                                 to acquire all or substantially all of the assets of, or any Equity Interests of, another Permitted Business, if, after giving effect to any such acquisition of Equity Interests, the Permitted Business is or becomes a Restricted Subsidiary of the Company;

(3)                                 to make a capital expenditure in a Permitted Business;

(4)                                 to acquire Additional Assets or improve or develop existing assets to be used in a Permitted Business; or

(5)                                 make any combination of the foregoing payments, redemptions, repurchases or investments;

provided, that in the case of clauses (2), (3), (4) and (5) of this Section 4.16(b), a binding commitment shall be treated as a permitted application of the Net Available Proceeds from the date of such commitment so long as the Company or a Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Available Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”) and such Net Available Proceeds are actually applied in such manner within the later of 365 days from the consummation of the Asset Sale and 180 days from the date of the Acceptable Commitment.

Pending the final application of any Net Available Proceeds, the Issuers may temporarily reduce revolving credit borrowings or otherwise invest the Net Available Proceeds in any manner that is not prohibited by this Indenture.

(c)                                  Any Net Available Proceeds from Asset Sales that are not applied or invested as provided in Section 4.16(b) will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Issuers will be required to make an Asset Sale Offer to all Holders of Notes and if the Issuers elect (or are required by the terms of such other Pari Passu Indebtedness), all holders of other Pari Passu Indebtedness (an “Asset Sale Offer”) to purchase the maximum aggregate principal amount of Notes and such Pari Passu Indebtedness, in denominations of $2,000 initial principal amount and multiples of $1,000 in excess thereof, that may be purchased with an amount equal to the Excess Proceeds at an offer price in cash in an amount not less than 100% of the principal amount thereof, or, in the case of Pari Passu Indebtedness represented by securities sold at a discount, not less than the amount of the accreted value thereof at such time, plus accrued and unpaid interest to the date fixed for the closing of such offer, in accordance with the procedures set forth in Section 3.09. In the event that the Company or any Restricted Subsidiary prepays any Pari Passu Indebtedness that is outstanding under a revolving credit or other committed loan facility pursuant to an Asset Sale Offer, the Company or such Restricted Subsidiary shall cause the related loan commitment to be reduced in an amount equal to the principal amount so prepaid. After the completion of an Asset Sale, the Issuers may make an Asset Sale Offer prior to the time they are required to do so by this Section 4.16(c). If the Issuers complete such an Asset Sale Offer with respect to any Net Available Proceeds, the Issuers shall be deemed to have complied with this Section 4.16 with respect to the application of such Net Available Proceeds, and any such Net Available Proceeds remaining after completion of such Asset Sale Offer will no longer be deemed to be Excess Proceeds and may be used by the Company and its Restricted Subsidiaries for any purpose not prohibited by this Indenture. If the aggregate principal amount of Notes and other Pari Passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and such other Pari Passu Indebtedness to be purchased on a pro rata basis based on the aggregate principal amount of the Notes and the other Pari Passu Indebtedness to be purchased validly tendered and not withdrawn in accordance with the procedures set forth in Section 3.09. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

(d)                                 The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this Indenture, the Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under Sections 3.09 and 4.16 of this Indenture by virtue of such compliance.

Section 4.17                             Effectiveness of Covenants.

(a)                                 Following the first day (such date, a “Suspension Date”) on which:

(1)                                 the Notes have an Investment Grade Rating from both of the Rating Agencies; and

(2)                                 no Default has occurred and is continuing under this Indenture,

the Company and its Restricted Subsidiaries shall not be subject to the provisions of Sections 4.08, 4.09, 4.11 (but only with respect to any Person that is required to become Guarantor after the date of the commencement of the applicable Suspension Date), 4.12, 4.13, 4.14, 4.16 and Section 5.01(a)(3) (collectively, the “Suspended Covenants”).

(b)                                 If at any time the Notes’ credit rating is downgraded from an Investment Grade Rating by any Rating Agency, then the Suspended Covenants will thereafter be reinstated as if such covenants had never been suspended (the “Reinstatement Date”) and be applicable pursuant to the terms of this Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of this Indenture), unless and until the Notes subsequently attain an Investment Grade Rating from both of the Rating Agencies and no Default is in existence (in which event the Suspended Covenants shall no longer be in effect for such time that the Notes maintain an Investment Grade Rating from both of the Rating Agencies, and no Default is in existence); provided, however, that no Default or breach of any kind shall be deemed to exist under this Indenture, the Notes or the Note Guarantees with respect to the Suspended Covenants based on, and none of the Company or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants had remained in effect during such period. The period of time between the Suspension Date and the Reinstatement Date is referred to as the “Suspension Period.”

(c)                                  On the Reinstatement Date, all Indebtedness incurred during the Suspension Period will be classified to have been incurred pursuant to Section 4.09(a) or one of the clauses set forth in Section 4.09(b) (in each case to the extent such Indebtedness would be permitted to be incurred thereunder as of the Reinstatement Date and after giving effect to Indebtedness incurred prior to the Suspension Period and outstanding on the Reinstatement Date).  To the extent such Indebtedness would not be so permitted to be incurred pursuant to Sections 4.09(a) or (b), such Indebtedness will be deemed to have been outstanding on the Issue Date, so that it is classified under Section 4.09(b)(3).  Calculations made after the Reinstatement Date of the amount available to be made as Restricted Payments under Section 4.08 will be made as though Section 4.08 had been in effect since the Issue Date and throughout the Suspension Period.  Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under Section 4.08(a).

(d)                                 During any period when the Suspended Covenants are suspended, the Board of Directors of the Company may not designate any of the Company’s Subsidiaries as Unrestricted Subsidiaries pursuant to this Indenture.

(e)                                  Promptly following the occurrence of any Suspension Date or Reinstatement Date, the Company will provide an Officers’ Certificate to the Trustee regarding such occurrence. The Trustee shall have no obligation to independently determine or verify if a Suspension Date or Reinstatement Date has occurred or notify the Holders of any Suspension Date or Reinstatement Date. The Trustee may provide a copy of such Officers’ Certificate to any Holder of the Notes upon written request.

Section 4.18                             Free Transferability of Notes.

The Issuers will use reasonable best efforts, promptly after the first anniversary of the later of the Issue Date and, if applicable, the original issue date of any Additional Notes, to remove the transfer restriction legend on the Notes and otherwise permit transfers of the Notes without restriction.

Section 4.19                             Conduct of Business.

The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business.

Section 4.20                             Limitations on Corporate Issuer.

The Corporate Issuer may not hold any material assets, become liable for any obligations, engage in any trade or business, or conduct any business activity, other than (1) the issuance of its Equity Interests to the Company or any Wholly-Owned Restricted Subsidiary of the Company, (2) the incurrence of Indebtedness as a co-obligor or guarantor, as the case may be, of the Notes and any other Indebtedness that is permitted to be incurred by the Company under Section 4.09; provided, however, that the net proceeds of such Indebtedness are not retained by the Corporate Issuer, and (3) activities incidental thereto. Neither the Company nor any Restricted Subsidiary shall engage in any transactions with the Corporate Issuer in violation of the immediately preceding sentence.

ARTICLE 5

SUCCESSORS

Section 5.01                             Limitations on Mergers, Consolidations, Etc..

(a)                                 The Company shall not, directly or indirectly, in a single transaction or a series of related transactions, (x) consolidate or merge with or into or wind up into any Person (whether or not the Company is the surviving Person) (other than a merger that satisfies the requirements of clause (1) of this Section 5.01(a) with a Wholly-Owned Restricted Subsidiary solely for the purpose of changing the Company’s jurisdiction of formation to another State of the United States or to change its status to a corporation), or sell, assign, lease, transfer, convey or otherwise dispose of all or substantially all of the assets of the Company to any Person or (y) adopt a Plan of Liquidation unless, in either case:

(1)                                 either:

(A)                               the Company will be the surviving or continuing Person; or

(B)                               the Person formed by or surviving such consolidation or merger or to which such sale, assignment, lease, conveyance or other disposition shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the “Successor”) is a corporation or limited liability company organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Successor expressly assumes, by supplemental indenture in form and substance satisfactory to the Trustee, all of the obligations of the Company under the Notes and this Indenture; provided that, at any time the Successor is a limited liability company, there shall be a co-obligor of the Notes that is a corporation organized and existing under the laws of any State of the United States of America or the District of Columbia;

(2)                                 immediately prior to and immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (1)(B) of this Section 5.01(a) and the incurrence of any Indebtedness to be incurred in connection therewith, no Default shall have occurred and be continuing;

(3)                                 immediately after and giving effect to such transaction and the assumption of the obligations set forth in clause (1)(B) of this Section 5.01(a) and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis as if such transactions had occurred at the beginning of the applicable four-quarter period, (a) the Company or the Successor, as the case may be, could incur $1.00 of additional Indebtedness pursuant to Section 4.09(a) or (b) either (i) the Consolidated Fixed Charge Coverage Ratio of the Company and its Restricted Subsidiaries or the Successor and its Restricted Subsidiaries, as the case may be, would be greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction or (ii) the Indebtedness to Tangible Net Worth Ratio of the Company and its Restricted Subsidiaries or the Successor and its Restricted Subsidiaries, as the case may be, would be lower than such ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction;

(4)                                 each Guarantor (unless it is the other party to the transactions described above, in which case Section 5.01(c)(1)(B) shall apply) shall have by supplemental indenture confirmed that its Note Guarantee shall apply to such Successor’s obligations under this Indenture and the Notes; and

(5)                                 the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, winding-up, disposition or Plan of Liquidation and such supplemental indenture, if any, comply with this Indenture.

For purposes of this Section 5.01, any Indebtedness of the Successor which was not Indebtedness of the Company immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction.

(b)                                 the Corporate Issuer shall not, directly or indirectly, in a single transaction or a series of related transactions, (x) consolidate or merge with or into or wind up into another Person (whether or not the Corporate Issuer is the surviving Person), or sell, assign, lease, transfer, convey or otherwise dispose of all or substantially all of the assets of the Corporate Issuer to any Person or (y) adopt a Plan of Liquidation unless, in either case:

(1)                                 either:

(A)                               the Corporate Issuer will be the surviving or continuing Person; or

(B)                               the Person formed by or surviving such consolidation or merger or to which such sale, assignment, lease, conveyance or other disposition shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, “the Corporate Issuer Successor”) is a corporation organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Corporate Issuer Successor expressly assumes, by supplemental indenture in form and substance satisfactory to the Trustee, all of the obligations of the Corporate Issuer under the Notes and this Indenture; and

(2)                                 immediately prior to and immediately after giving effect to such transaction and the assumption of the obligations as set forth in Section 5.01(b)(1)(B), no Default shall have occurred and be continuing; and

(3)                                 each Guarantor (unless it is the other party to the transactions described above, in which case Section 5.01(c)(1)(B) shall apply) shall have by supplemental indenture confirmed that its Note Guarantee shall apply to such Corporate Issuer Successor’s obligations under this Indenture and the Notes; and

(4)                                 the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation or merger, winding-up, disposition or Plan of Liquidation and such supplemental indenture, if any, comply with this Indenture.

(c)                                  Except as provided in Section 10.06(a), no Guarantor may (a) consolidate with or merge with or into or wind up into (whether or not such Guarantor is the surviving Person) another Person, or sell, assign, lease, transfer, convey or otherwise dispose of all or substantially all of the assets of such Guarantor, in one or more related transactions, to any Person or (b) adopt a Plan of Liquidation unless, in either case:

(1)                                 either:

(A)                               such Guarantor will be the surviving or continuing Person; or

(B)                               the Person formed by or surviving any such consolidation or merger assumes, by supplemental indenture in form and substance satisfactory to the Trustee, all of the obligations of such Guarantor under the Note Guarantee of such Guarantor and this Indenture;

(2)                                 immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (1)(B) of this Section 5.01(c), no Default shall have occurred and be continuing; and

(3)                                 the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation or merger, disposition, winding-up or Plan of Liquidation and such supplemental indenture, if any, comply with this Indenture.

(d)                                 Notwithstanding the foregoing, (a) any Guarantor may merge with or into or transfer all or part of its assets to the Company or another Guarantor or merge with a Restricted Subsidiary of the Company so long as the resulting entity remains or becomes a Guarantor and (b) the requirements of Section 5.01(c) shall not apply to any transaction pursuant to which such Guarantor is permitted to be released from its Note Guarantee in accordance with Section 10.06(a) provided that the transaction is made in compliance with Section 4.16.

(e)                                  For purposes of this Section 5.01, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the assets of one or more Subsidiaries, which assets, if held by the Company, the Corporate Issuer or such Guarantor instead of such Subsidiaries, would constitute all or substantially all of the assets of the Company, the Corporate Issuer or such Guarantor on a consolidated basis, will be deemed to be the transfer of all or substantially all of the assets of the Company, the Corporate Issuer or such Guarantor, as the case may be.

Section 5.02                             Successor Entity Substituted.

Upon any consolidation, merger or winding-up of the Company, the Corporate Issuer or a Guarantor, or any sale, assignment, lease, transfer, conveyance or other disposition of all or substantially all of the assets of the Company, the Corporate Issuer or a Guarantor in accordance with Section 5.01, in which the Company, the Corporate Issuer or such Guarantor is not the continuing obligor under the Notes or its Note Guarantee, the surviving entity formed by such consolidation or into which the Company, the Corporate Issuer or such Guarantor is merged or to which such sale, assignment, lease, transfer, conveyance or other disposition is made will succeed to, and be substituted for, and may exercise every right and power of, the Company, the Corporate Issuer or such Guarantor, as the case may be, under this Indenture, the Notes and the Note Guarantees with the same effect as if such surviving entity had been named therein as the Company, the Corporate Issuer or such Guarantor and, except in the case of a lease, the Company, the Corporate Issuer or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the Notes or in respect of its Note Guarantee, as the case may be, and all of the Company’s, the Corporate Issuer’s or such Guarantor’s other obligations and covenants under the Notes, this Indenture and its Note Guarantee, if applicable.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01                             Events of Default.

(a)                                 Each of the following is an “Event of Default”:

(1)                                 failure by the Issuers to pay interest on any of the Notes when it becomes due and payable and the continuance of any such failure for 30 days;

(2)                                 failure by the Issuers to pay the principal or premium on any of the Notes when it becomes due and payable, whether at stated maturity, upon redemption, upon purchase, upon declaration of acceleration or otherwise;

(3)                                 failure by the Issuers or the Guarantors to comply with any of its agreements or covenants described above under Section 5.01;

(4)                                 failure by the Issuers or any Restricted Subsidiary to comply with any other agreement or covenant in this Indenture and continuance of this failure for 60 days after written notice of the failure has been given to the Issuers by the Trustee or by the Holders of at least 25% of the aggregate principal amount of the Notes then outstanding;

(5)                                 default under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced Indebtedness or the payment of which is guaranteed by any of the Issuers or a Restricted Subsidiary (other than Non-Recourse Indebtedness) of either of the Issuers or any Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is incurred after the Issue Date, which default:

(A)                               is caused by a failure to pay when due principal on such Indebtedness within the applicable express grace period, or

(B)                               results in the acceleration of such Indebtedness prior to its express final maturity, and in each case, the principal amount of such Indebtedness, together with any other Indebtedness with respect to which an event described in clause (A) or (B) has occurred and is continuing, aggregates $10.0 million or more;

(6)                                 one or more judgments or orders that exceed $10.0 million in the aggregate (net of any amounts that are covered by a reputable and creditworthy insurance company that has not contested coverage (other than merely reserving its rights) or that are bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against either of the Issuers or any Restricted Subsidiary and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days of being entered;

(7)                                 (i)                                     the Company, the Corporate Issuer or a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(A)                               commences proceedings to be adjudicated bankrupt or insolvent;

(B)                               consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking an arrangement of debt, reorganization, dissolution, winding up or relief under applicable Bankruptcy Law;

(C)                               consents to the appointment of a receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property;

(D)                               makes a general assignment for the benefit of its creditors; or

(ii)                                  a court of competent jurisdiction enters an order or decree under any              Bankruptcy Law that:

(A)                               is for relief against the Company, the Corporate Issuer or a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, in a proceeding in which the Company, the Corporate Issuer, any such Significant Subsidiary or any such group of Restricted Subsidiaries is to be adjudicated bankrupt or insolvent;

(B)                               appoints a receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, sequestrator or other similar official of the Company, the Corporate Issuer, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, or for all or substantially all of the property of the Company, the Corporate Issuer, such Significant Subsidiary or any such group of Restricted Subsidiaries; or

(C)                               orders the liquidation, dissolution or winding up of the Company, the Corporate Issuer, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary;

and in each case the order or decree remains unstayed and in effect for 60 consecutive days; or

(8)                                 the Note Guarantee of any Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and this Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of this Indenture and the Note Guarantee).

Section 6.02                            Acceleration.

(a)                                 If an Event of Default (other than an Event of Default specified in Section 6.01(a)(7) with respect to the Company or the Corporate Issuer), shall have occurred and be continuing under this Indenture, the Trustee, by written notice to the Issuers, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding by written notice to the Issuers and the Trustee, may, and the Trustee at the written request of the Holders shall, declare all amounts owing under the Notes to be due and payable immediately. Upon such declaration of acceleration, the aggregate principal of and accrued and unpaid interest on the outstanding Notes shall immediately become due and payable. In the event of a declaration of acceleration of the Notes because an Event of Default described in Section 6.01(a)(5) has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the default triggering such Event of Default pursuant to Section 6.01(a)(5) shall be remedied or cured by the Company or a Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 20 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium, if any, or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

(b)                                 Notwithstanding the foregoing, in case an Event of Default specified in Section 6.01(a)(7) with respect to the Company or the Corporate Issuer occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

(c)                                  The Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences if (1) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived.

Section 6.03                             Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 6.04                             Waiver of Past Defaults.

The Holders of a majority in principal amount of the outstanding Notes by written notice to the Trustee may on behalf of all Holders waive any existing or past Default and its consequences hereunder, except:

(1)                                 a continuing Default in the payment of the principal, premium, if any, or interest on any Note held by a non-consenting Holder; and

(2)                                 a Default with respect to a provision that under Section 9.02 cannot be amended without the consent of each Holder affected,

provided that, subject to Section 6.02, the Holders of a majority in principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration.  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05                             Control by Majority.

Subject to Section 6.06, the Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.  In the event an Event of Default has occurred and is continuing, the Trustee shall be required in the exercise of its powers to use the degree of care that a prudent person would use under the circumstances in the conduct of its own affairs. However, the Trustee may refuse to follow any direction that conflicts with law, this Indenture, the Notes or any Note Guarantee, or that the Trustee determines in good faith is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability.

Section 6.06                             Limitation on Suits.

Subject to Section 6.07, no Holder shall have the right to institute any proceeding with respect to this Indenture or the Notes or for any remedy thereunder, unless the Trustee:

(1)                                 has failed to act for a period of 60 days after receiving written notice of a continuing Event of Default by such Holder and a request to act by Holders of at least 25% in aggregate principal amount of Notes outstanding;

(2)                                 has been offered indemnity reasonably satisfactory against any loss, liability or expense; and

(3)                                 has not received from the Holders of a majority in aggregate principal amount of the outstanding Notes a written direction inconsistent with such request.

Section 6.07                             Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium, if any, and interest on its Note, on or after the respective due dates expressed or provided for in such Note (after, to the extent applicable, giving effect to the grace period specified in Section 6.01(a)(1)), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08                             Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a)(1) or Section 6.01(a)(2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers and any other obligor on the Notes for the whole amount of principal, premium, if any, and interest remaining unpaid on the Notes, together with interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

Section 6.09                             Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Issuers, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

Section 6.10                             Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy are, to the extent permitted by law, cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11                            Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12                             Trustee May File Proofs of Claim.

The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes, including the Guarantors), its creditors or its property and is entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims.  Any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.07.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.13                             Priorities.

If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money in the following order:

(1)                                 to the Trustee and its agents and attorneys for amounts due under Section 7.07, including payment of all reasonable compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

(3)                             to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

(4)                                 to the Issuers or to such party as a court of competent jurisdiction shall direct, including a Guarantor, if applicable.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.13.  Promptly after any record date is set pursuant to this Section 6.13, the Trustee shall cause notice of such record date and payment date to be given to the Issuers and to each Holder in the manner set forth in Section 12.02.

Section 6.14                             Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in such suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.14 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Notes.

ARTICLE 7

TRUSTEE

Section 7.01                             Duties of Trustee.

(a)                                 If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)                                 Except during the continuance of an Event of Default:

(1)                                 the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)                                 in the absence of bad faith or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)                                  The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)                                 this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2)                                 the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

(3)                                 the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)                                 Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e)                                  Subject to this Article 7, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture, the Notes and the Note Guarantees at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense.

(f)                                   The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02                             Rights of Trustee.

(a)                                 In the absence of gross negligence or willful misconduct on its part, the Trustee may conclusively rely and shall be fully protected acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine in good faith to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers, personally or by agent or attorney at the sole cost of the Issuers and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b)                                 Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both subject to the other provisions of this Indenture.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’

Certificate or Opinion of Counsel.  The Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)                                  The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d)                                 The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)                                  Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company, the Corporate Issuer or a Guarantor shall be sufficient if signed by an Officer of the Company, the Corporate Issuer or such Guarantor.

(f)                                   None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

(g)                                  Except for an Event of Default under Section 6.01(a)(1) or Section 6.01(a)(2), the Trustee shall not be deemed to have notice or knowledge of any Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the existence of a Default under the Notes and/or this Indenture.

(h)                                 Except in the case of gross negligence or willful misconduct, in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i)                                     The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(j)                                    The Trustee may request that the Issuers deliver an Officers’ Certificate setting forth the names of individuals or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(k)                                 The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

Section 7.03                             Individual Rights of Trustee.

The Trustee or any Agent in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of the Company with the same rights it would have if it were not Trustee or such Agent.  However, in the event that the Trustee acquires any conflicting interest within the meaning of Trust Indenture Act Section 310(b) it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if this Indenture has been qualified under the Trust Indenture Act) or resign.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Sections 7.10 and 7.11.

Section 7.04                             Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers’ use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers’ direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication on the Notes.

Section 7.05                             Notice of Defaults.

The Trustee shall, within 90 days after becoming aware of the occurrence of any Default with respect to the Notes, give the Holders notice of all uncured Defaults thereunder known to it; provided, however, that, except in the case of an Event of Default specified in Section 6.01(a)(1), Section 6.01(a)(2) or Section 6.01(a)(3), the Trustee may withhold such notice if and so long as a committee of trust officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

Section 7.06                             Reports by Trustee to Holders of the Notes.

(a)                                 The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.  The interval between transmission of reports to be transmitted at intervals shall be twelve months or such shorter time required by the Trust Indenture Act.  If the Trust Indenture Act does not specify the date on which a report is due, such report shall be due on March 1 of each year following the first issuance of Notes, commencing March 1, 2014.

(b)                                 A copy of each report at the time of its mailing to the Holders shall be mailed to the Issuers.

Section 7.07                             Compensation and Indemnity.

(a)                                 The Company, the Corporate Issuer and the Guarantors, jointly and severally, shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Issuers shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b)                                 The Company, the Corporate Issuer and the Guarantors, jointly and severally, shall indemnify the Trustee for, and hold each of the Trustee and any predecessor harmless against, any and all loss, damage, claims, liability or expense (including attorneys’ fees and expenses) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder (including the costs and expenses of enforcing this Indenture against the Company, the Corporate Issuer or any Guarantor (including this Section 7.07)) or defending itself against any claim whether asserted by any Holder, the Company, the Corporate Issuer or any Guarantor, or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder).  The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Issuers shall not relieve the Issuers of their obligations hereunder.  The Issuers shall defend the claim and the Trustee may have separate counsel and the Issuers shall pay the fees and expenses of such counsel.  The Issuers need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, gross negligence or bad faith.

(c)                                  The obligations of the Company, the Corporate Issuer and the Guarantors under this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.

(d)                                 To secure the payment obligations of the Company, the Corporate Issuer and the Guarantors in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes.  Such Lien shall survive the satisfaction and discharge of this Indenture.

(e)                                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(7) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08                             Replacement of Trustee.

(a)                                 A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.  The Trustee may resign in writing at any time by giving 30 days’ prior notice of such resignation to the Issuers and be discharged from the trust hereby created by so notifying the Issuers.  The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing less than 30 days prior to the effective date of such removal.  The Issuers may remove the Trustee if:

(1)                                 the Trustee fails to comply with Section 7.10;

(2)                                 the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)                                 a receiver or public officer takes charge of the Trustee or its property; or

(4)                                 the Trustee becomes incapable of acting.

(b)                                 If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the successor Trustee to replace it with another successor Trustee appointed by the Issuers.

(c)                                  If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Issuers’ expense), the Issuers or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(d)                                 If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)                                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers.  Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Holders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided that all sums owing to the Trustee hereunder have been paid and such transfer shall be subject to the Lien provided for in Section 7.07.  Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers’ obligations under Section 7.07 shall continue for the benefit of the retiring Trustee. The retiring Trustee shall have no responsibility or liability for any action or inaction of a successor Trustee.

(f)                                   As used in this Section 7.08, the term “Trustee” shall also include each Agent.

Section 7.09                             Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the successor corporation or national banking association without any further act shall be the successor Trustee, subject to Section 7.10.

Section 7.10                             Eligibility; Disqualification.

(a)                                 There shall at all times be a Trustee hereunder that is a corporation or national banking association organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

(b)                                 This Indenture shall always have a Trustee who satisfies the requirements of Trust Indenture Act Sections 310(a)(1), (2) and (5).  The Trustee is subject to Trust Indenture Act Section 310(b).

Section 7.11                             Preferential Collection of Claims Against the Issuers.

The Trustee is subject to Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust Indenture Act Section 311(b).  A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated therein.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01                             Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at its option and at any time, elect to have either Section 8.02 or Section 8.03 applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02                             Legal Defeasance and Discharge.

(a)                                 Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Issuers and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their obligations with respect to this Indenture, all outstanding Notes and Note Guarantees on the date the conditions set forth below are satisfied (“Legal Defeasance”).  For this purpose, Legal Defeasance means that each of the Issuers and Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and Note Guarantees, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in (1) and (2) below, and to have satisfied all of its other obligations under such Notes and Note Guarantees and this Indenture, including that of the Guarantors (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(1)                                 the rights of Holders to receive payments in respect of the principal, premium, if any, and interest on the Notes when such payments are due from the trust funds referred to in Section 8.04;

(2)                                 the Issuers’ obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)                                 the rights, powers, trusts, duties and immunities of the Trustee, and the Issuers’ obligations in connection therewith; and

(4)                                 this Section 8.02.

(b)                                 Following the Company’s exercise of its Legal Defeasance option, payment of the Notes may not be accelerated because of an Event of Default.

(c)                                  Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

Section 8.03                             Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Issuers and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from their obligations under the covenants contained in Sections 3.09, 4.03, 4.05, 4.06, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.19, 4.20 and 5.01(a)(3) with respect to the outstanding Notes, and the Guarantors shall be deemed to have been discharged from their obligations with respect to all Note Guarantees, on and after the date the conditions set forth in Section 8.04 are satisfied (“Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to this Indenture and the outstanding Notes, the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.  In addition, upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, an Event of Default specified in Section 6.01(a)(3) that resulted solely from the failure of the Company to comply with Section 5.01(a)(3), Section 6.01(a)(4) (only with respect to covenants that are released as a result of such Covenant Defeasance), Section 6.01(a)(5), Section 6.01(a)(6), 6.01(a)(7) (solely with respect to Significant Subsidiaries or any group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary), and Section 6.01(a)(8), in each case, shall not constitute an Event of Default.

Section 8.04                             Conditions to Legal or Covenant Defeasance.

(a)                                 The following shall be the conditions to the exercise of either the Legal Defeasance option under Section 8.02 or the Covenant Defeasance option under Section 8.03 with respect to the Notes:

(1)                                 the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without reinvestment) as confirmed, certified or attested to by an Independent Financial Advisor in writing to the Trustee to pay the principal of, premium and interest on the Notes on the stated date for payment or on the redemption date, as the case may be, of the principal or installment of principal of, premium or interest on the Notes;

(2)                                 in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

(A)                               the Issuers have received from, or there has been published by the Internal Revenue Service, a ruling, or

(B)                               since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)                                 in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)                                 no Default shall have occurred and be continuing on the date of such deposit or will occur as a result of such deposit (other than a Default resulting from the borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) and the deposit will not result in a breach or violation of, or constitute a default under, the Credit Facility or any other material agreement or material instrument (other than this Indenture) to which the Company, the

Corporate Issuer or any Guarantor is a party or by which the Company, the Corporate Issuer or any Guarantor is bound;

(5)                                 the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound (other than a default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing);

(6)                                 the Issuers shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by it with the intent of preferring the Holders over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others; and

(7)                                 the Issuers shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions provided for in, in the case of the Officers’ Certificate, clauses (1) through (6) and, in the case of the Opinion of Counsel, clauses (2) and/or (3) and (5) of this Section 8.04 have been complied with.

Section 8.05                             Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

(a)                                 Subject to Section 8.06, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of all sums due and to become due thereon in respect of principal, premium, if any, and interest on the Notes, but such money need not be segregated from other funds except to the extent required by law.

(b)                                 The Issuers will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders.

(c)                                  Anything in this Article 8 to the contrary notwithstanding, the Trustee will deliver or pay to the Issuers from time to time upon the request of the Issuers any money or U.S. Government Obligations held by it as provided in Section 8.04 which, in the opinion of an Independent Financial Advisor expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06                             Repayment to the Issuers.

Subject to any applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Issuers on their request or (if then held by the Issuers) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease; provided, however, that the

Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in The New York Times or The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Issuers.

Section 8.07                             Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or U.S. Government Obligations in accordance with Section 8.02 or Section 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ and the Guarantors’ obligations under this Indenture, the Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or Section 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or Section 8.03, as the case may be; provided that, if the Issuers make any payment of principal, premium, if any, or interest on any Note following the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01                             Without Consent of Holders.

(a)                                 Notwithstanding Section 9.02, the Issuers, the Guarantors and the Trustee may amend this Indenture, the Note Guarantees or the Notes without the consent of any Holder:

(1)                                 to cure any ambiguity, defect or inconsistency;

(2)                                 to provide for uncertificated Notes in addition to or in place of certificated Notes provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code;

(3)                                 to provide for the assumption by a successor entity of the obligations of the Company, the Corporate Issuer or any Guarantor to the Holders in the case of a merger or acquisition;

(4)                                 to add Guarantors with respect to the Notes or to release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, in each case, in accordance with the applicable provisions of this Indenture;

(5)                                 to make any change that would provide any additional rights or benefits (including the addition of collateral) to the Holders of Notes or that does not adversely affect the legal rights under this Indenture, the Notes or the Note Guarantees of any such Holder;

(6)                                 to comply with applicable SEC rules and regulations or changes to applicable law;

(7)                                 to conform the text of this Indenture, the Note Guarantees or the Notes to any provision of the “Description of the Notes” section of the Offering Circular to the extent that such provision such “Description of the Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Notes or the Note Guarantees (as provided in an Officers’ Certificate to the Trustee);

(8)                                 to provide for the issuance of Additional Notes in compliance and in accordance with the limitations set forth in this Indenture;

(9)                                 to allow any Guarantor to execute a supplemental indenture or a Note Guarantee with respect to the Notes or release a Guarantor from its obligations under its Note Guarantee or this Indenture, in each case, in accordance with the applicable provisions of this Indenture; or

(10)                          to comply with the rules of any applicable securities depository.

Section 9.02                             With Consent of Holders.

(a)                                 Except as provided in Section 9.01 and this Section 9.02, the Issuers, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes and the Note Guarantees with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding (including Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and, subject to Section 6.04 and Section 6.07, any existing Default or compliance with any provision of this Indenture, the Notes or the Note Guarantees may be waived (other than any continuing Default in the payment of the principal or interest on the Notes) with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding (including Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with the purchase of, or tender offer or exchange offer for, Notes). Section 2.08 and Section 2.09 shall determine which Notes are considered to be “outstanding” for the purposes of this Section 9.02.

(b)                                 It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver.  It shall be sufficient if such consent approves the substance thereof.

(c)                                  After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuers will give to the Holders a notice briefly describing such amendment, supplement or waiver.  However, any failure of the Issuers to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of any such amendment, supplement or waiver.

(d)                                 Without the consent of each affected Holder, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1)                                 change the maturity of any Note;

(2)                                 reduce the amount, extend the due date or otherwise affect the terms of any scheduled payment of interest on or principal of the Notes;

(3)                                 reduce any premium payable upon the redemption or repurchase of any Note, change the time at which any Notes are subject to redemption or repurchase or otherwise alter the provisions with respect to the redemption or repurchase of the Notes as described in Section 3.07, (other than provisions specifying the notice periods for effecting a redemption);

(4)                                 make any Note payable in money or currency other than that stated in the Notes;

(5)                                 reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver to this Indenture or the Notes;

(6)                                 impair the rights of Holders to receive payments of principal of, premium or interest on the Notes or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(7)                                 release any Guarantor from its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture;

(8)                                 make any change in these amendment and waiver provisions; or

(9)                                 waive a Default in the payment of principal of, premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes with respect to a nonpayment default and a waiver of the payment default that resulted from such acceleration).

(e)                                  A consent to any amendment, supplement or waiver of this Indenture, the Notes or the Note Guarantee by any Holder given in connection with a tender of such Holder’s Notes will not be rendered invalid by such tender.

Section 9.03                             Compliance with Trust Indenture Act.

If this Indenture is qualified under the Trust Indenture Act, every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the Trust Indenture Act as then in effect.

Section 9.04                            Revocation and Effect of Consents.

(a)                                 Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

(b)                                 The Issuers may, but shall not be obligated to, fix a record date pursuant to Section 1.05 for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver.

Section 9.05                             Notation on or Exchange of Notes.

(a)                                 The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Issuers in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

(b)                                 Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06                             Trustee to Sign Amendments, etc.

The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  In executing any amendment, supplement or waiver, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 12.04, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amendment, supplement or waiver is authorized or permitted by this Indenture, and which Opinion of Counsel shall also state that such amendment or supplemental is the legal, valid and binding obligation of the Issuers, enforceable against the Issuers in accordance with its terms.

Section 9.07                             Payment for Consent.

The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, pay or cause to be paid any consideration, to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement; provided that if consents, waivers or amendments are sought in connection with an exchange offer where participation in such exchange offer is limited to Holders who are (x) “qualified institutional buyers,” within the meaning of Rule 144A under the Securities Act, (y) non-U.S. persons, within the meaning of Regulation S under the Securities Act, or (z) “accredited investors” within the meaning of Regulation D under the Securities Act, then such consideration need only be offered to all Holders to whom the exchange offer is made and to be paid to all such Holders that consent, waive or agree to amend in such time frame.

ARTICLE 10

GUARANTEES

Section 10.01                      Guarantee.

(a)                                 Subject to this Article 10, each of the Guarantors hereby, jointly and severally, irrevocably and unconditionally guarantees, on a senior unsecured basis, to each Holder and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuers hereunder or thereunder, that: (1) the principal, premium, if any, and interest on the Notes shall be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal and interest on the Notes, if any, if lawful, and all other Obligations of the Issuers to the Holders or the Trustee hereunder or under the Notes shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise collectively, the “Guaranteed Obligations”.  Failing payment by the Issuers when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.  Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)                                 The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.  Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company or the Corporate Issuer, any right to require a proceeding first against the Company or the Corporate Issuer, protest, notice and all demands whatsoever and covenants that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture, or pursuant to Section 10.06.

(c)                                  Each of the Guarantors also agrees, jointly and severally, to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

(d)                                 If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to the Issuers or the Guarantors, any amount paid either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(e)                                  Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.

(f)                                   Each Note Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company or the Corporate Issuer for liquidation or reorganization, should the Company or the Corporate Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the assets of the Company or the Corporate Issuer, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or the Note Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made.  In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(g)                                  In case any provision of any Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(h)                                 Each payment to be made by a Guarantor in respect of its Note Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

Section 10.02                     Limitation on Guarantor Liability and Right of Contribution.

(a)                                 Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent conveyance or a fraudulent transfer for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee.  To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law.

(b)                                 Each Guarantor that makes a payment under its Note Guarantee will be entitled upon payment in full of all Guaranteed Obligations under this Indenture to seek contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment, determined in accordance with GAAP.  Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 10.04.

Section 10.03                      Execution and Delivery.

(a)                                 To evidence its Note Guarantee set forth in Section 10.01, each Guarantor hereby agrees that this Indenture shall be executed on behalf of such Guarantor by an Officer or person holding an equivalent title.

(b)                                 Each Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee on the Notes.

(c)                                  If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Note Guarantees shall be valid nevertheless.

(d)                                 The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

(e)                                  If required by Section 4.11, the Company shall cause any Restricted Subsidiary that is required to become, or otherwise becomes, a Guarantor to comply with the provisions of Section 4.11 and this Article 10, to the extent applicable.

Section 10.04                      Subrogation.

Each Guarantor shall be subrogated to all rights of Holders against the Issuers in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 10.01; provided that no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuers under this Indenture or the Notes shall have been paid in full.

Section 10.05                      Benefits Acknowledged.

Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.

Section 10.06                      Release of Note Guarantees.

(a)                                 A Note Guarantee by a Guarantor shall be automatically and unconditionally released and discharged, and no further action by such Guarantor, the Issuers or the Trustee shall be required for the release of such Guarantor’s Note Guarantee:

(1)                                 upon any sale, assignment, transfer, conveyance, exchange or other disposition (by merger, consolidation or otherwise) of the Equity Interests of such Guarantor after which the applicable Guarantor is no longer a Restricted Subsidiary, which sale, assignment, transfer, conveyance, exchange or other disposition is made in compliance with the provisions of this Indenture, including Section 4.16 and Article 5;

(2)                                 upon the proper designation of such Guarantor as an Unrestricted Subsidiary;

(3)                                 upon request of the Company and certification in an Officers’ Certificate provided to the Trustee that the applicable Guarantor has become an Immaterial Subsidiary, so long as such Guarantor would not otherwise be required to provide a Note Guarantee pursuant to this Indenture; provided that, if immediately after giving effect to such release, the total assets or homebuilding revenues of all Subsidiaries in existence on such date that are Immaterial Subsidiaries would exceed 5.0% of the Company’s Consolidated Tangible Assets or homebuilding revenues (assuming for such purposes that all such Subsidiaries had been in existence on the relevant balance sheet date and during the relevant statement of operations period), in each case determined in accordance with GAAP and as shown on the Company’s consolidated balance sheet as of the end of the last fiscal quarter and its consolidated statement of operations for the period of the most recent four consecutive fiscal quarters ending prior to the date of determination for which internal financial statements prepared on a consolidated basis in accordance with GAAP are available, no so such release shall occur; or

(4)                                 if the Company exercises its Legal Defeasance option or Covenant Defeasance option in accordance with Article 8 or if the obligations of the Company, the Corporate Issuer and the Guarantors under this Indenture are discharged in accordance with the terms of Article 11.

(b)                                 At the written request of the Issuers, the Trustee shall execute and deliver any documents reasonably required in order to evidence such release, discharge and termination in respect of the applicable Note Guarantee.

ARTICLE 11

SATISFACTION AND DISCHARGE

Section 11.01                      Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect (except with respect to Section 2.03, Section 2.06 and Section 2.07 which shall survive until all Notes have been canceled) as to all outstanding Notes when either:

(a)                                 all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from this trust) have been delivered to the Trustee for cancellation, or

(b)                                 (1)                                 all Notes not delivered to the Trustee for cancellation otherwise have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and the expense, of the Company, and the Issuers have irrevocably deposited or caused to be deposited with the Trustee trust funds in trust for the Holders in an amount of money in cash in U.S. dollars or U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, as confirmed, certified or attested to by an Independent Financial Advisor in writing to the Trustee, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness (including all principal, premium and accrued interest to the date of maturity or redemption, as the case may be) on the Notes not theretofore delivered to the Trustee for cancellation;

(2)                                 the Issuers have paid all sums payable by it under this Indenture;

(3)                                 the Issuers have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the date of redemption, as the case may be; and

(4)                                 no Default has occurred and is continuing on the date of such deposit or will occur as a result of such deposit (other than a Default resulting from the borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) and the deposit will not result in a breach or violation of, or constitute a default under, the Credit Facility or any other material agreement or material instrument (other than this Indenture) to which the Company, the Corporate Issuer or any Guarantor is a party or by which the Company, the Corporate Issuer or any Guarantor is bound.

In addition, the Issuers shall deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent to satisfaction and discharge have been satisfied.  Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to clause (1) of Section 11.01(b), the provisions of Section 11.02 and Section 8.06 shall survive.

Section 11.02                      Application of Trust Money.

(a)                                 Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has been deposited with the Trustee, but such money need not be segregated from other funds except to the extent required by law.

(b)                                 If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 11.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ and any Guarantor’s obligations under this Indenture, the Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 13.01; provided that if the Issuers have made any payment of principal, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent, as the case may be.

(c)                                  The Issuers will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 11.01 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders.

Anything in this Article 11 to the contrary notwithstanding, the Trustee will deliver or pay to the Issuers from time to time upon the request of the Issuers any money or U.S. Government Obligations held by it as provided in Section 11.01 which, in the opinion of an Independent Financial Advisor expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 11.01), are in excess of the amount thereof that would then be required to be deposited to effect a discharge in accordance with this Article 11.

ARTICLE 12

MISCELLANEOUS

Section 12.01                      Trust Indenture Act Controls.

Except as expressly provided herein, this Indenture shall not be subject to the provisions of the Trust Indenture Act unless and until it is qualified thereunder. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Trust Indenture Act Section 318(c) in respect of Sections of the Trust Indenture Act that are incorporated by reference in this Indenture pursuant to Section 1.04, the imposed duties shall control.

Section 12.02                      Notices.

(a)                                 Any notice or communication to the Company, the Corporate Issuer any Guarantor or the Trustee is duly given if in writing and (1) delivered in person, (2) mailed by first-class mail (certified or registered, return receipt requested), postage prepaid, or overnight air courier guaranteeing next day delivery or (3) sent by facsimile or electronic transmission, to its address:

if to the Company, the Corporate Issuer or any Guarantor:

c/o Woodside Homes Company, LLC
39 East Eagleridge Drive, Suite 102
North Salt Lake, Utah 84054
Fax: (801) 813-8012
Attention: Chief Financial Officer

if to the Trustee:

Wells Fargo Bank, National Association
150 East 42nd Street
40th Floor
New York, New York 10017
Fax: (917) 260-1593
Attention: Administration for Woodside Homes Company, LLC

The Company, the Corporate Issuer any Guarantor or the Trustee, by like notice, may designate additional or different addresses for subsequent notices or communications.

(b)                                 All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; the next Business Day after timely delivery to the courier, if mailed by overnight air courier guaranteeing next day delivery; when receipt acknowledged, if sent by facsimile or electronic transmission.

(c)                                  Except as provided in Section 12.02(e), any notice or communication to a Holder shall be delivered in person or mailed by first-class mail (certified or registered, return receipt requested) or by overnight air courier guaranteeing next day delivery to its address shown on the Note Register or by such other delivery system as the Trustee agrees to accept.  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

(d)                                 Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(e)                                  Where this Indenture provides for notice of any event to a Holder of a Global Note, such notice shall be sufficiently given if given to the Depositary for such Note (or its designee), according to the Applicable Procedures of such Depositary, if any, prescribed for the giving of such notice.

(f)                                   The Trustee agrees to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured facsimile or electronic transmission; provided, however, that (1) the party providing such written notice, instructions or directions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee in a timely manner, and (2) such originally executed notice, instructions or directions shall be signed by an authorized representative of the party providing such notice, instructions or directions.  The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reasonable reliance upon and compliance with such notice, instructions or directions notwithstanding such notice, instructions or directions conflict or are inconsistent with a subsequent notice, instructions or directions.

(g)                                  If a notice or communication is sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

(h)                                 If the Issuers mail a notice or communication to Holders, they shall mail a copy to the Trustee and each Agent at the same time.

Section 12.03                      Communication by Holders with Other Holders.

Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Company, the Corporate Issuer, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act Section 312(c).

Section 12.04                      Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuers or any Guarantor to the Trustee to take any action under this Indenture, the Issuers or such Guarantor, as the case may be, shall furnish to the Trustee:

(1)                                 an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05) stating that, in the opinion of the signer(s), all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)                                 an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with; provided that subject to Section 5.01(c), no Opinion of Counsel shall be required in connection with the addition of a Guarantor under this Indenture upon execution and delivery by such Guarantor and the Trustee of a supplemental indenture to this Indenture, the form of which is attached as Exhibit C.

Section 12.05                      Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.07) shall include:

(1)                                 a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)                                 a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officers’ Certificate as to matters of fact); and

(4)                                 a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 12.06                      Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07                      No Personal Liability of Directors, Officers, Employees, Members and Stockholders.

No director, officer, employee, incorporator, member or stockholder of the Company, the Corporate Issuer or any Guarantor will have any liability for any obligations of the Issuers under the Notes or this Indenture or of any Guarantor under its Note Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees.

Section 12.08                      Governing Law.

THIS INDENTURE, THE NOTES AND ANY NOTE GUARANTEE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 12.09                      Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 12.10                      No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Restricted Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.11                      Successors.

All agreements of the Issuers in this Indenture and the Notes shall bind their successors.  All agreements of the Trustee in this Indenture shall bind its successors.  All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 10.06.

Section 12.12                      Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.13                      Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 12.14                      Table of Contents, Headings, etc.

The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.15                      Facsimile and PDF Delivery of Signature Pages.

The exchange of copies of this Indenture and of signature pages by facsimile or portable document format (“PDF”) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 12.16                      U.S.A. PATRIOT Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.  The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

Section 12.17                      Payments Due on Non-Business Days.

In any case where any Interest Payment Date, redemption date or repurchase date or the Stated Maturity of the Notes shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal, premium, if any, or interest on the Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, redemption date or repurchase date, or at the Stated Maturity of the Notes, provided that no interest will accrue for the period from and after such Interest Payment Date, redemption date, repurchase date or Stated Maturity, as the case may be.

[Signatures on following page]

SIGNATURES

Dated as of August 5, 2013

WOODSIDE HOMES COMPANY, LLC

By:	/s/ Joel Shine
	Name:	Joel Shine
	Title:	President and Chief Executive Officer

WOODSIDE HOMES FINANCE INC.

By:	/s/ Joel Shine
	Name:	Joel Shine
	Title:	President

WOODSIDE HOMES OF ARIZONA, INC.
WOODSIDE AMR 107, INC.
WOODSIDE HOMES OF CALIFORNIA, INC.
WDS GP, INC.

By:	/s/ Joel Shine
	Name:	Joel Shine
	Title:	Vice President

WOODSIDE 05N, LP
WOODSIDE 05S, LP
WOODSIDE 06N, LP
WOODSIDE 07N, LP

By: WDS GP, INC., its General Partner

By:	/s/ Joel Shine
	Name:	Joel Shine
	Title:	Vice President

[Signature Page to the Indenture]

WOODSIDE GROUP, LLC
PLEASANT HILL INVESTMENTS, LC
WOODSIDE BROOKSTONE, LLC
WOODSIDE HEARTHSTONE, LLC
WOODSIDE HOMES OF NEVADA, LLC
WOODSIDE MADISON COLONY, LLC
WOODSIDE PALOMAR, LLC
WDS HOLDINGS, LLC
WOODSIDE SOMERSET, LLC
PLEASANT VALLEY INVESTMENTS, LC
WOODSIDE 20/25, LLC
WOODSIDE ENCORE AT SUNSET RANCH, LLC
WOODSIDE SOUTHERN HILLS, LLC
WOODSIDE TIERRA VERDE 301, LLC
WOODSIDE JACKRABBIT ESTATES, LLC
FOXBORO ESTATES, LLC
WOODSIDE HOMES OF SOUTH TEXAS, LLC
WOODSIDE HOMES OF UTAH, LLC
WOODSIDE HUNTERS CREEK, LLC
WOODSIDE RIVERWALK PRESERVE, LLC
WOODSIDE SUNSET FARMS, LLC
WOODSIDE AMBERLY, LLC
WOODSIDE CAMBRIA, LLC
WOODSIDE FARMINGTON MEADOWS, LLC
WOODSIDE TEXAS LAND HOLDINGS, LLC
WOODSIDE WILDWOOD, LLC
WOODSIDE AMR 91, LLC
WOODSIDE HOMES OF SOUTHERN CALIFORNIA, LLC
WOODSIDE HOMES SALES AZ, LLC
WOODSIDE SUMMIT AT FOOTHILLS RESERVE, LLC
WOODSIDE VILLA PALERMO, LLC
WOODSIDE HOMES OF MINNESOTA, LLC
WOODSIDE ROGERS RANCH, LLC
WOODSIDE SUMMERWOOD, LLC
WOODSIDE TUSCAN OAKS, LLC
WOODSIDE TWO CREEKS 65, LLC
WOODSIDE AVALON, LLC
WOODSIDE TRINITY OAKS 55, LLC
WOODSIDE TRINITY OAKS 65, LLC
WOODSIDE COMMUNITIES OF NORTH FLORIDA, LLC
WOODSIDE COMMUNITIES OF FLORIDA, LLC
WOODSIDE COMMUNITIES OF SOUTHEAST FLORIDA, LLC
WOODSIDE VALENCIA, LLC
WOODSIDE COMMUNITIES — WDC, LLC
WOODSIDE SCOTLAND HEIGHTS, LLC

By:	/s/ Joel Shine
Name:	Joel Shine
Title:	Manager

[Signature Page to the Indenture]

Wells Fargo Bank, National Association,
as Trustee

By:	/s/ Martin Reed
	Name:	Martin Reed
	Title:	Vice President

[Signature Page to the Indenture]

APPENDIX A

PROVISIONS RELATING TO INITIAL NOTES, AND
ADDITIONAL NOTES

Section 1.1                                    Definitions.

(a)  Capitalized Terms.

Capitalized terms used but not defined in this Appendix A have the meanings given to them in this Indenture.  The following capitalized terms have the following meanings:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Global Note, Euroclear or Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

“Clearstream” means Clearstream Banking, Société Anonyme, or any successor securities clearing agency.

“Euroclear” means Euroclear Bank S.A./N.Y., as operator of Euroclear systems Clearance System or any successor securities clearing agency.

“IAI” means an institution that is an “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act and is not a QIB.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Resale Restriction Period,” means (x), in the case of any Rule 144A Note, the period from the Issue Date until the date that is one year after the later of the Issue Date, the original issue date of the issuance of any Additional Note and the last date on which the Issuers or any Affiliate of the Issuers were the owner of any such Note (or any predecessor of any such Note) and (y), in the case of any Regulation S Note, the period from the Issue Date until the date that is 40 days after the later of the Issue Date, the original issue date of the issuance of any Additional Note and the date when any such Note (or any predecessor of any such Note was first offered to persons other than distributors (as defined in Rule 902 of Regulation S) in reliance on Regulation S.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Unrestricted Global Note” means any Note in global form that does not bear or is not required to bear the Restricted Notes Legend.

“U.S. person” means a “U.S. person” as defined in Regulation S.

(b) Other Definitions.

Term:	Defined in Section:

“Agent Members”	2.1(c)

Term:	Defined in Section:

“Automatic Exchange”	2.2(i)
“Automatic Exchange Date”	2.2(i)
“Automatic Exchange Notice”	2.2(i)
“Automatic Exchange Notice Date”	2.2(i)
“Definitive Notes Legend”	2.2(e)
“ERISA Legend”	2.2(e)
“Global Note”	2.1(b)
“Global Notes Legend”	2.2(e)
“IAI Global Note”	2.1(b)
“Regulation S Global Note”	2.1(b)
“Regulation S Notes”	2.1(a)
“Restricted Notes Legend”	2.2(e)
“Rule 144A Global Note”	2.1(b)
“Rule 144A Notes”	2.1(a)

Section 2.1                                    Form and Dating

(a)  The Initial Notes issued on the date hereof shall be (i) offered and sold by the Issuers to the initial purchasers thereof and (ii) resold, initially only to (1) QIBs in reliance on Rule 144A (“Rule 144A Notes”) and (2) Persons other than U.S. persons in reliance on Regulation S (“Regulation S Notes”).  Additional Notes may also be considered to be Rule 144A Notes or Regulation S Notes, as applicable.

(b)  Global Notes. Rule 144A Notes shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form, numbered RA-1 upward (collectively, the “Rule 144A Global Note”) and Regulation S Notes shall be issued initially in the form of one or more global Notes, numbered RS-1 upward (collectively, the “Regulation S Global Note”), in each case without interest coupons and bearing the Global Notes Legend and Restricted Notes Legend, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Issuers and authenticated by the Trustee as provided in the Indenture.  One or more global Notes in definitive, fully registered form without interest coupons and bearing the Global Notes Legend and the Restricted Notes Legend, numbered RIAI-1 upward (collectively, the “IAI Global Note”) may also be issued on the Issue Date, deposited with the Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Issuers and authenticated by the Trustee as provided in this Indenture to accommodate transfers of beneficial interests in the Notes to IAIs subsequent to the initial distribution. The Rule 144A Global Note, the IAI Global Note, the Regulation S Global Note and any Unrestricted Global Note are each referred to herein as a “Global Note” and are collectively referred to herein as “Global Notes.”  Each Global Note shall represent such of the outstanding Notes as shall be specified in such Note or such greater or lesser amount as is set forth in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 of this Indenture and Section 2.2(c) of this Appendix A.

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(c)  Book-Entry Provisions.  This Section 2.1(c) shall apply only to a Global Note deposited with or on behalf of the Depositary.

The Issuers shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 2.02 of this Indenture and pursuant to an Authentication Order of the Issuers, authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Custodian.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as Custodian or under such Global Note, and the Depositary may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of such Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(d)  Definitive Notes.  Except as provided in Section 2.2 or Section 2.3 of this Appendix A, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

Section 2.2                                    Transfer and Exchange.

(a)  Transfer and Exchange of Definitive Notes for Definitive Notes.  When Definitive Notes are presented to the Registrar with a request:

(i)  to register the transfer of such Definitive Notes; or

(ii)  to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(1)  shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuers and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(2)  in the case of Transfer Restricted Notes, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to Section 2.2(b) of this Appendix A or otherwise in accordance with the Restricted Notes Legend, and are accompanied by a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto.

(b)  Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note.  A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon

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satisfaction of the requirements set forth below.  Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuers and the Registrar, together with:

(i) a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto; and

(ii) written instructions directing the Trustee to make, or to direct the Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, the Trustee shall cancel such Definitive Note and cause, or direct the Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled.  If the applicable Global Note is not then outstanding, the Issuers shall issue and the Trustee shall authenticate, upon an Authentication Order, a new applicable Global Note in the appropriate principal amount.

(c)  Transfer and Exchange of Global Notes.

(i)  The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth in Section 2.2(d) of this Appendix A, if any) and the procedures of the Depositary therefor.  A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Note, or another Global Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred.

(ii)  If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(iii)  Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.3 of this Appendix A), a Global Note may not be transferred except as a whole and not in part if the transfer is by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(d)  Restrictions on Transfer of Global Notes; Voluntary Exchange of Interests in Transfer Restricted Global Notes for Interests in Unrestricted Global Notes.

(i) Prior to the expiration of the applicable Resale Restriction Period, beneficial ownership interests in a Transfer Restricted Global Note may only be transferred in accordance with the

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Applicable Procedures and the Restricted Notes Legend and only upon receipt by the Trustee of a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto. Upon the expiration of the applicable Resale Restriction Period, such written certification shall no longer be required and beneficial ownership interests in the applicable Transfer Restricted Global Note shall be transferable in accordance with applicable law and the other terms of this Indenture. In addition, in the case of a transfer of a beneficial interest in either a Regulation S Global Note or a Rule 144A Global Note for an interest in an IAI Global Note, the transferee must furnish a signed letter substantially in the form of Exhibit B to the Trustee.

(ii) Prior to the expiration of the applicable Resale Restriction Period, (A) the Regulation S Global Note shall be a temporary global security for purposes of Rules 903 and 904 under the Securities Act, whether or not designated as such on the face of such Note, (B) interests in the Regulation S Global Note may only be held through Euroclear or Clearstream and (C) beneficial ownership interests in the Regulation S Global Note may only be sold, pledged exchanged or otherwise transferred through Euroclear or Clearstream in accordance with the Applicable Procedures, the Restricted Notes Legend on such Regulation S Global Note and any applicable securities laws of any state of the U.S.

(iii)  Upon the expiration of the applicable Resale Restriction Period, beneficial interests in the Regulation S Global Note may be exchanged for beneficial interests in an Unrestricted Global Note upon certification in the form provided on the reverse side of the Form of Note in Exhibit A for an exchange from a Regulation S Global Note to an Unrestricted Global Note.

(iv) Beneficial interests in a Transfer Restricted Global Note that is a Rule 144A Global Note or an IAI Global Note may be exchanged for beneficial interests in an Unrestricted Global Note if the Holder certifies in writing to the Registrar that its request for such exchange is in respect of a transfer made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Form of Note in Exhibit A) and/or upon delivery of such legal opinions, certifications and other information as the Issuers or the Trustee may reasonably request.

(v)  If no Unrestricted Global Note is outstanding at the time of a transfer contemplated by the preceding clauses (iii) and (iv), the Issuers shall issue and the Trustee shall authenticate, upon an Authentication Order, a new Unrestricted Global Note in the appropriate principal amount.

(e)  Legends.

(i)  Except as permitted by Section 2.2(d), this Section 2.2(e) and Section 2.2(i) of this Appendix A, each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only) (“Restricted Notes Legend”):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER,

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SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WERE THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY)] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S UNDER THE SECURITIES ACT) IN RELIANCE ON REGULATION S], ONLY (A) TO THE ISSUERS OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF SECURITIES OF AT LEAST $250,000 OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

Each Definitive Note shall bear the following additional legend (“Definitive Notes Legend”):

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

6

Each Global Note shall bear the following additional legend (“Global Notes Legend”):

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUERS OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THIS INDENTURE REFERRED TO ON THE REVERSE HEREOF.

Each Note shall bear the following additional legend (“ERISA Legend”):

BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

(ii)  Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the Restricted Notes Legend and the Definitive Notes Legend and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Registrar that its request for such exchange is in respect of a transfer made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Form of Note in Exhibit A) and provides such legal opinions, certifications and other information as the Issuers or the Trustee may reasonably request.

(iii)  Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend.

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(f)  Cancellation or Adjustment of Global Note.  At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Registrar (if it is then the Custodian for such Global Note) with respect to such Global Note, by the Registrar or the Custodian, to reflect such reduction.

(g)  Obligations with Respect to Transfers and Exchanges of Notes.

(i)  To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate, Definitive Notes and Global Notes at the Registrar’s request.

(ii) No service charge shall be imposed in connection with any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 2.10, 3.06, 3.09, 4.15, 4.16 and 9.05 of this Indenture).

(iii)  Prior to the due presentation for registration of transfer of any Note, the Issuers, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal, premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuers, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(iv)  All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(v)  In order to effect any transfer or exchange of an interest in any Transfer Restricted Note for an interest in a Note that does not bear the Restricted Notes Legend and has not been registered under the Securities Act, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel, in form reasonably acceptable to the Registrar to the effect that no registration under the Securities Act is required in respect of such exchange or transfer or the re-sale of such interest by the beneficial holder thereof, shall be required to be delivered to the Registrar and the Trustee.

(h)  No Obligation of the Trustee.

(i)  The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes.  All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note).  The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary.  The Trustee may

8

rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii)  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(i)  Automatic Exchange of Beneficial Interests in a Transfer Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  Upon the Issuers’ satisfaction that the Restricted Notes Legend shall no longer be required in order to maintain compliance with the Securities Act, beneficial interests in a Transfer Restricted Global Note may be automatically exchanged into beneficial interests in an Unrestricted Global Note without any action required by or on behalf of the Holder (the “Automatic Exchange”) at any time on or after the date that is the 366th calendar day after the later of (A) the Issue Date, (B) the issue date of any Additional Note and (C) the last date on which the Company or any Affiliate of the Company was the owner of any such Note (or of any other Global Note with the same CUSIP number), or, if such day is not a Business Day, on the next succeeding Business Day (the “Automatic Exchange Date”).  Upon such exchange of beneficial interests pursuant to this Section 2.2(i), the aggregate principal amount of the Global Notes shall be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, to reflect the relevant increase or decrease in the principal amount of such Global Note resulting from the applicable exchange.  The Global Note that is a Transfer Restricted Note from which beneficial interests are transferred pursuant to an Automatic Exchange shall be canceled following the Automatic Exchange.

Section 2.3                                    Definitive Notes.

(a)  A Global Note deposited with the Depositary or with the Trustee as Custodian pursuant to Section 2.1 may be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, if such transfer complies with Section 2.2 of this Appendix A and (i) the Depositary notifies the Issuers that it is unwilling or unable to continue as a Depositary for such Global Note or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act and, in each case, a successor depositary is not appointed by the Issuers within 90 days of such notice or after the Issuers become aware of such cessation, or (ii) an Event of Default has occurred and is continuing or (iii) the Issuers, in their sole discretion and subject to the procedures of the Depository, notify the Trustee in writing that they elect to cause the issuance of Definitive Notes under this Indenture.  In addition, any Affiliate of the Issuers or any Guarantor that is a beneficial owner of all or part of a Global Note may have such Affiliate’s beneficial interest transferred to such Affiliate in the form of a Definitive Note by providing a written request to the Issuers and the Trustee and such Opinions of Counsel, certificates or other information as may be required by this Indenture or the Issuers or Trustee.  Notwithstanding anything to the contrary in this Section 2.3, no Regulation S Global Note may be exchanged for a Definitive Note until the end of the applicable Resale Restriction Period and receipt by the Trustee and the Issuers of any certificates required by either of them pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act.

(b)  Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.3 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of

9

each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.  Any portion of a Global Note transferred pursuant to this Section 2.3 shall be executed, authenticated and delivered only in denominations of $2,000 and integral multiples of $1,000 in excess thereof and registered in such names as the Depositary shall direct.  Any Definitive Note delivered in exchange for an interest in a Global Note that is a Transfer Restricted Note shall, except as otherwise provided by Section 2.2(e) of this Appendix A, bear the Restricted Notes Legend.

(c)  The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(d)  In the event of the occurrence of any of the events specified in Section 2.3(a) of this Appendix A, the Issuers shall promptly make available to the Trustee a reasonable supply of Definitive Notes in fully registered form without interest coupons.

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EXHIBIT A

[FORM OF FACE OF NOTE]

[Insert the Restricted Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Global Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Definitive Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the ERISA Legend, if applicable, pursuant to the provisions of the Indenture.]

CUSIP [                     ]

ISIN [                     ](1)

[RULE 144A][REGULATION S][IAI][GLOBAL] NOTE

6.750% Senior Notes due 2021

No. [RA- ] [RS- ] [RIAI- ] [U- ]	$[ ]

WOODSIDE HOMES COMPANY, LLC

WOODSIDE HOMES FINANCE INC.

promise to pay to [CEDE & CO.](2) [                              ] or registered assigns the principal sum of $                                 (       dollars) [, as increased or decreased by the amount set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto](3) on December 15, 2021.

Interest Payment Dates:  June 15 and December 15

Record Dates:  June 1 and December 1

(1)         Rule 144A Note CUSIP:  980242 AA9

Rule 144A Note ISIN:  US980242AA90

Regulation S Note CUSIP:  U98433 AA0

Regulation S Note ISIN:  USU98433AA02

IAI Note CUSIP:  980242 AB7

IAI Note ISIN:  US980242AB73

(2)         Include in Global Notes

(3)         Include in Global Notes

IN WITNESS HEREOF, the Company and the Corporate Issuer have caused this instrument to be duly executed.

Dated:

WOODSIDE HOMES COMPANY, LLC

By:
Name:
Title:

WOODSIDE HOMES FINANCE INC.

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

Dated:

[Reverse Side of Note]

6.750% Senior Notes due 2021

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.                                      INTEREST.  Woodside Homes Company, LLC, a Delaware limited liability company (the “Company”), and Woodside Homes Finance Inc., a Delaware corporation (the “Corporate Issuer” and, together with the Company, the “Issuers”), jointly and severally promise to pay interest on the unpaid principal amount of this Note at 6.750% per annum until but excluding maturity.  The Issuers shall pay interest semi-annually in arrears on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day as provided in the Indenture referred to below (each, an “Interest Payment Date”).  Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including August 5, 2013; provided that the first Interest Payment Date shall be December 15, 2013.  The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) at the interest rate on the Notes to the extent lawful.  Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

2.                                      METHOD OF PAYMENT.  The Issuers shall pay interest on the Notes to the Persons who are registered holders of Notes at the close of business on June 1 or December 1 (whether or not a Business Day), as the case may be, immediately preceding the related Interest Payment Date, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  Principal, premium, if any, and interest on the Notes shall be payable at the office or agency of the Paying Agent and Registrar or, at the option of the Issuers, payment of interest and premium, if any, may be made by check mailed to the Holders at their respective addresses set forth in the Note Register; provided that payment by wire transfer of immediately available funds shall be required with respect to principal, premium, if any, and interest on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuers or the Paying Agent at least ten Business Days prior to the applicable payment date.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.                                      PAYING AGENT AND REGISTRAR.  Initially, Wells Fargo Bank, National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar.  The Issuers may change any Paying Agent or Registrar without prior notice to the Holders.  The Company may act in any such capacity.

4.                                      INDENTURE.  The Issuers issued the Notes under an Indenture, dated as of August 5, 2013 (as amended or supplemented from time to time, the “Indenture”), among the Company, the Corporate Issuer, the guarantor parties thereto and the Trustee.  This Note is one of a duly authorized issue of notes of the Issuers designated as its 6.750% Senior Notes due 2021.  The Issuers shall be entitled to issue Additional Notes pursuant to Section 2.01 and Section 4.09 of the Indenture.  The Notes and any Additional Notes issued under the Indenture shall be treated as a single class of securities under the Indenture.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms.  Any term used in this Note that is defined in the Indenture shall have the meaning assigned to it in the

Indenture.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5.                                      REDEMPTION AND REPURCHASE.  The Notes are subject to optional redemption, and may be the subject of an Offer to Purchase, as further described in the Indenture.  The Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

6.                                      DENOMINATIONS, TRANSFER, EXCHANGE.  The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and Holders shall be required to pay any taxes and fees required by law or permitted by the Indenture.  The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption or tendered for repurchase in connection with a Change of Control Offer or Asset Sale Offer, except for the unredeemed portion of any Note being redeemed or repurchased in part.

7.                                      PERSONS DEEMED OWNERS.  The registered Holder of a Note will be treated as its owner for all purposes.

8.                                      AMENDMENT, SUPPLEMENT AND WAIVER.  The Indenture, the Note Guarantees or the Notes may be amended or supplemented, and certain existing Defaults under, or compliance with any provision of, the Indenture may be waived, as provided in the Indenture.

9.                                      DEFAULTS AND REMEDIES.  The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture.  Upon the occurrence of an Event of Default, the rights and obligations of the Issuers, the Guarantors, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture.

10.                               AUTHENTICATION.  This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

11.                               GOVERNING LAW.  THIS NOTE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

12.                               CUSIP AND ISIN NUMBERS.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP and ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

13.                               NOTE GUARANTEES.  This Note shall be entitled to the benefit of the Note Guarantees set forth in the Indenture.

The Issuers shall furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to the Issuers at the following address:

c/o Woodside Homes Company, LLC
39 East Eagleridge Drive, Suite 102
North Salt Lake, Utah 84054
Fax: (801) 813-8012
Attention: Chief Financial Officer

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                                                                                   to transfer this Note on the books of the Issuers.  The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
REGISTRATION OF TRANSFERS OF TRANSFER RESTRICTED NOTES

This certificate relates to $                   principal amount of Notes held in (check applicable space)          book-entry or            definitive form by the undersigned.

The undersigned (check one box below):

☐                                    has requested the Trustee by written order to deliver in exchange for its beneficial interest in a Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above) in accordance with the Indenture; or

☐                                    has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)                                 ☐                                    to the Issuers or any of the Company’s subsidiaries; or

(2)                                 ☐                                    to the Registrar for registration in the name of the Holder, without transfer; or

(3)                                 ☐                                    pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); or

(4)                                 ☐                                    to a person that the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) that purchases for its own account or for the account of a qualified institutional buyer and to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A; or

(5)                                 ☐                                    pursuant to offers and sales to non-U.S. persons that occur outside the United States of America within the meaning of Regulation S under the Securities Act (and if the transfer is being made prior to the expiration of the applicable Resale Restriction Period, the Notes shall be held immediately thereafter through Euroclear or Clearstream); or

(6)                                 ☐                                    to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that is not a “qualified institutional buyer” (as defined in Rule 144A) and that has furnished to the Trustee a signed letter containing certain representations and agreements; or

(7)                                 ☐                                    pursuant to Rule 144 under the Securities Act; or

(8)                                 ☐                                    pursuant to another available exemption from registration under the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided,

however, that if box (5), (6), (7) or (8) is checked, the Issuers or the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuers or the Trustee has reasonably requested, and satisfactory to them, to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Your Signature

Date:
Signature of Signature Guarantor

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer
Name:
Title:

Signature Guarantee*:

*     Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

TO BE COMPLETED IF THE HOLDER REQUIRES AN EXCHANGE FROM A
REGULATION S GLOBAL NOTE TO AN UNRESTRICTED GLOBAL NOTE,
PURSUANT TO SECTION 2.2(d)(iii) OF APPENDIX A TO THE INDENTURE(4)

The undersigned represents and warrants that either:

☐                                    the undersigned is not a dealer (as defined in the Securities Act) and is a non-U.S. person (within the meaning of Regulation S under the Securities Act); or

☐                                    the undersigned is not a dealer (as defined in the Securities Act) and is a U.S. person (within the meaning of Regulation S under the Securities Act) who purchased interests in the Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements under the Securities Act; or

☐                                    the undersigned is a dealer (as defined in the Securities Act) and the interest of the undersigned in this Note does not constitute the whole or a part of an unsold allotment to or subscription by such dealer for the Notes.

Dated:
Your Signature

(4)                                 Include only for Regulation S Global Notes.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.15 or Section 4.16 of the Indenture, check the appropriate box below:

☐ Section 4.15	☐ Section 4.16

If you want to elect to have only part of this Note purchased by the Issuers pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount you elect to have purchased:

$	(integral multiples of $1,000,
provided that the unpurchased
portion must be in a minimum
principal amount of $2,000)

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee, Depositary or Custodian

*This schedule should be included only if the Note is issued in global form.